UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Sohu.com Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other than Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

April 30, 2010

Dear Sohu.com Stockholders:

You are cordially invited to attend Sohu.com Inc.'s Annual Meeting of Stockholders to be held at our offices at Level 12, Sohu.com Internet Plaza, No. 1 Unit Zhongguancun East Road, Haidian District, Beijing 100084, People's Republic of China, on Friday, June 18, 2010 at 10:00 A.M., Beijing time.

This year we are again using the U.S. Securities and Exchange Commission rules that allow companies to furnish proxy materials to their stockholders primarily over the Internet. We believe that providing our proxy materials over the Internet increases the ability of our stockholders to connect with the information they need, while reducing the cost and environmental impact of our Annual Meeting. On or about May 6, 2010, we will mail our stockholders a notice containing instructions on how to access our 2010 Proxy Statement and 2009 Annual Report to Stockholders. The notice also will include instructions on how to receive a paper copy of the annual meeting materials, including the notice of annual meeting, proxy statement and proxy card. If you receive your annual meeting materials by mail, the notice of annual meeting, proxy statement and proxy card will be enclosed. If you receive your annual meeting materials via e-mail, the e-mail contains links to the annual report and the proxy statement on the Internet which are both available at http://bnymellon.mobular.net/bnymellon/sohu.

At this year's Annual Meeting, we are asking stockholders to elect two directors, who shall serve for a two-year term or until their earlier death, resignation or removal, to ratify the appointment of PricewaterhouseCoopers Zhong Tian CPAs Limited Company as our independent auditors, and to approve the Sohu.com Inc. 2010 Stock Incentive Plan. The Board of Directors recommends that you vote FOR the election of the director nominees, FOR the ratification of PricewaterhouseCoopers Zhong Tian CPAs Limited Company as our independent auditors and FOR the approval of the Sohu.com Inc. 2010 Stock Incentive Plan. Please refer to the Proxy Statement for detailed information on each of the proposals and the Annual Meeting.

Every stockholder's vote is important to us. Whether or not you expect to attend the meeting in person, we urge you to submit your proxy as soon as possible. You may vote over the Internet, by telephone or, if you ask for and receive paper copies of the proxy materials, by mail.

We look forward to seeing those of you who are able to attend the meeting in person.

Sincerely,

Charles Zhang Chief Executive Officer

____________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
OF
SOHU.COM INC.
____________________

TO BE HELD June 18, 2010
10:00 A.M. BEIJING TIME

April 30, 2010

To the Stockholders of Sohu.com Inc.:

We hereby notify you that the Annual Meeting of Stockholders (the "Annual Meeting") of Sohu.com Inc. will be held at our offices at Level 12, Sohu.com Internet Plaza, No. 1 Unit Zhongguancun East Road, Haidian District, Beijing 100084, People's Republic of China, on Friday, June 18, 2010 at 10:00 A.M., Beijing time, for the purpose of considering and acting upon the following matters, all as described in the accompanying Proxy Statement:

1) To elect two directors, who shall serve for a two-year term or until their earlier death, resignation or removal;

2) To ratify the appointment of PricewaterhouseCoopers Zhong Tian CPAs Limited Company as our independent auditors for the fiscal year ending December 31, 2010;

3) To approve the Sohu.com Inc. 2010 Stock Incentive Plan; and

4) To consider and act upon all other matters which may properly come before the Annual Meeting or any adjournment or postponement thereof.

We have not received notice of other matters that may be properly presented at the Annual Meeting. Our Board of Directors has set the close of business on Tuesday, April 20, 2010, as the record date for the purpose of determining the holders of our common stock entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof, and only stockholders of record on that date are entitled to notice of, and to vote, at the Annual Meeting.

By order of the Board of Directors,
/s/ Timothy B. Bancroft Timothy B. Bancroft Secretary

Table of Contents

PROXY STATEMENT
PROPOSAL I. ELECTION OF DIRECTORS	2
GENERAL INFORMATION RELATING TO OUR BOARD OF DIRECTORS	6
BENEFICIAL OWNERSHIP OF COMMON STOCK	8
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	10
TRANSACTIONS WITH RELATED PERSONS	10
AUDIT COMMITTEE REPORT	12
EXECUTIVE COMPENSATION	12
EXECUTIVE OFFICERS	12
COMPENSATION DISCUSSION AND ANALYSIS	13
COMPENSATION COMMITTEE REPORT	20
SUMMARY COMPENSATION TABLE	21
GRANTS OF PLAN-BASED AWARDS	22
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END	24
OPTION EXERCISES AND STOCK VESTED	25
PENSION BENEFITS	25
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL	25
DIRECTOR COMPENSATION	28
PROPOSAL II. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS	29
PRINCIPAL ACCOUNTANT FEES, SERVICES AND PRE-APPROVAL PROCESS	30
PROPOSAL III. APPROVAL OF THE SOHU.COM INC. 2010 STOCK INCENTIVE PLAN	30
MISCELLANEOUS	32

SOHU.COM INC.
Level 12, Sohu.com Internet Plaza
No. 1 Unit Zhongguancun East Road, Haidian District
Beijing 100084, People's Republic of China
(011) 8610-6272-6666

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD June 18, 2010
10:00 A.M. BEIJING TIME

____________________

PROXY STATEMENT
____________________

We are furnishing proxy materials to our stockholders primarily by providing access to the materials on the Internet instead of mailing printed copies. On or about May 6, 2010, we will mail to our stockholders (other than those who had previously requested email delivery) a Notice of Internet Availability containing instructions on how to access our proxy materials, including our proxy statement and our 2009 Annual Report to Stockholders. If you would like to receive a paper copy of our proxy materials, you should follow the instructions in the Notice of Internet Availability for requesting these materials.

This Proxy Statement is furnished to our stockholders in connection with the solicitation by our Board of Directors (our "Board") of our proxies for use at our Annual Meeting of Stockholders (the "Annual Meeting") to be held at our offices located at Level 12, Sohu.com Internet Plaza, No. 1 Unit Zhongguancun East Road, Haidian District, Beijing 100084, People's Republic of China, on Friday, June 18, 2010 at 10:00 A.M., Beijing time, and at any adjournment or postponement thereof.

If proxies are completed and submitted, the shares they represent will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares represented by proxies will be voted as follows:

FOR the election of the nominees for directors named herein;

FOR the ratification of the appointment of PricewaterhouseCoopers Zhong Tian CPAs Limited Company ("PricewaterhouseCoopers") as our independent auditors for the fiscal year ending December 31, 2010; and

FOR the approval of the Sohu.com Inc. 2010 Stock Incentive Plan.

In addition, if other matters come before the Annual Meeting, the persons named as proxy holders, Dr. Charles Zhang and Ms. Carol Yu, will vote in accordance with their judgment with respect to those matters. You have the power to revoke your proxy at any time prior to its exercise by filing with Ms. Yu, our Co-President and Chief Financial Officer, an instrument revoking it, by submitting an executed proxy bearing a later date prior to or as of the Annual Meeting or by attending the Annual Meeting and voting in person.

Expenses and Solicitation

We will bear the cost of soliciting proxies. Solicitations may be made by mail, personal interview, telephone, email or otherwise by our directors, officers and employees, without additional compensation for such solicitation activities. We have made arrangements with BNY Mellon Shareowner Services at 480 Washington Boulevard, 26th Floor, Jersey City, NJ 07310, and Georgeson Inc. at 219 Murray Hill Parkway, East Rutherford, NJ 07073, to assist with the solicitation of proxies. We are required to request that brokers and nominees who hold stock in their names furnish our proxy materials to the beneficial owners of the stock, and we must reimburse these brokers and nominees for the expenses of doing so in accordance with statutory fee schedules. The estimated cost of soliciting proxies is not expected to exceed $100,000.

Voting Procedures

Only stockholders of record on our books at the close of business on April 20, 2010, the record date relating to the Annual Meeting, will be entitled to vote at the Annual Meeting and any adjournment or postponement thereof. Each share of our common stock outstanding on the record date will be entitled to one vote on each of the director nominees, one vote on the ratification of the appointment of PricewaterhouseCoopers as our independent auditors and one vote on the approval of the Sohu.com Inc. 2010 Stock Incentive Plan. Under our Amended and Restated By-laws, the presence in person or by proxy of a majority of the shares of our common stock outstanding on the record date is required for a quorum. Abstentions and broker non-votes are each included for purposes of determining the presence or absence of a sufficient number of shares to constitute a quorum for the transaction of business. With respect to the approval of any particular proposal, abstentions and broker non-votes are not counted in determining the number of votes cast. The election of directors requires a plurality of the votes cast in person or by proxy. The nominees receiving the highest number of affirmative votes of the shares present or represented and voting on the election of the directors at the Annual Meeting will be elected as directors. The ratification of the appointment of PricewaterhouseCoopers as our independent auditors requires the affirmative vote of the holders of a majority of the shares of our common stock that are present in person or by proxy at the Annual Meeting. The approval of the Sohu.com Inc. 2010 Stock Incentive Plan requires the affirmative vote of the holders of a majority of the shares of our common stock that are present in person or by proxy at the Annual Meeting.

As of the close of business on April 20, 2010, there were 37,817,772 shares of our common stock outstanding.

Proposal I. Election of Directors

Our Board is divided into two classes, with each class holding office for a term of two years and the term of one class expiring each year. All directors will hold office until their successors have been duly elected and qualified or until their earlier death, resignation or removal. Our Board has fixed the number of directors to constitute the full Board for the ensuing year at six, two of whom are to be elected at the Annual Meeting for a term expiring at the 2012 Annual Meeting of Stockholders and four directors whose term will expire at the 2011 Annual Meeting of Stockholders.

At the recommendation of the Nominating Committee of our Board, our Board has nominated Dr. Edward B. Roberts and Dr. Zhonghan Deng for election in the class of directors to be elected at the Annual Meeting whose term will expire in 2012. Unless you indicate otherwise on your proxy, the proxies received will be voted in favor of the election of Dr. Edward B. Roberts and Dr. Zhonghan Deng to serve as directors.

Our Board knows of no reason why any of the nominees would be unable or unwilling to serve, but if that should be the case, proxies will be voted for the election of substitute nominee(s) selected by our Board, or our Board will fix the number of directors at a lesser number. The proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement. The two nominees receiving a plurality of the votes cast by the stockholders represented at the Annual Meeting, in person or by proxy, will be elected as directors.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF DR. EDWARD B. ROBERTS AND DR. ZHONGHAN DENG.

The table below sets forth certain information with respect to the nominees for election to our Board and those directors whose terms of office will continue after the Annual Meeting. All of the nominees for election as directors are currently serving on our Board. The table below includes information each director has given us about his age, all positions and offices he holds, his principal occupation and business experience for the past five years, and the names of other publicly-held companies of which he currently serves as a director or has served as a director during the past five years. In addition, the table below highlights each director's specific experience, qualifications, attributes and skills that led our Board to the conclusion that he should serve as a director.

Name, Age, Positions and Offices with Sohu.com Inc.	Principal Occupation, Business Experience and Directorships held with Other Public Corporations during the past Five Years	Term of Office as Director
Dr. Edward B. Roberts Professor of Management of Technology at Massachusetts Institute of Technology's Alfred P. Sloan School of Management. 74 years old. Director since 1996. (2)(3)

Dr. Roberts is the David Sarnoff Professor of Management of Technology at MIT's Alfred P. Sloan School of Management. Dr. Roberts chaired MIT's research and educational programs in the management of technological innovation from 1967 to 1993 and also founded and chairs the MIT Entrepreneurship Center. Dr. Roberts is currently a director of Medical Information Technology, Inc. Dr. Roberts has authored over 160 articles and eleven books, one of which is Entrepreneurs in High Technology (Oxford University Press, 1991). Dr. Roberts received four degrees from MIT, including a Ph.D in 1962.

We believe Dr. Roberts' qualifications to serve on our Board include his (i) decades of experience teaching at the Alfred P. Sloan School of Management, (ii) related supervisory, board and committee positions, many of which have had a particular emphasis on technological innovation and entrepreneurship, and (iii) extensive experience investing in and serving on the boards of directors of, growing companies.

Dr. Roberts' term expires at the 2012 Annual Meeting.
Dr. Zhonghan Deng Chairman and Chief Executive Officer of Vimicro Corporation. 42 years old. Director since 2007. (1)(3)

Dr. Deng is the Chief Executive Officer and Chairman of the Board of Directors of Vimicro Corporation (NASDAQ: VIMC), which he co-founded in 1999. Dr. Deng received a Ph.D. in electrical engineering and computer sciences, a Master of Science degree in economics and a Master of Science degree in physics from the University of California, Berkeley. After graduating from Berkeley, Dr. Deng worked as a research scientist for International Business Machines Corporation at the T.J. Watson Research Center in Yorktown Heights, New York.

We believe Dr. Deng's qualifications to serve on our Board include (i) academic credentials and experience in the computer industry, (ii) history as the founder of Vimicro, a NASDAQ listed company, (iii) status and track record as a successful entrepreneur in China, and (iv) extensive experience managing a NASDAQ listed company.

Dr. Deng's term expires at the 2012 Annual Meeting.

Name, Age, Positions and Offices with Sohu.com Inc.	Principal Occupation, Business Experience and Directorships held with Other Public Corporations during the past Five Years	Term of Office as Director
Dr. Charles Zhang Chairman of our Board and Chief Executive Officer. 45 years old. Director since 1996.

Dr. Zhang is our Founder and has been Chairman of our Board and Chief Executive Officer since August 1996. Dr. Zhang also served as our President from August 1996 to July 2004. Prior to founding Sohu.com Inc., Dr. Zhang worked for Internet Securities Inc. and helped to establish its China operations. Prior to that, Dr. Zhang worked as Massachusetts Institute of Technology's liaison officer with China. Dr. Zhang has a Ph.D in experimental physics from Massachusetts Institute of Technology ("MIT") and a Bachelor of Science degree from Tsinghua University in Beijing. Dr. Zhang is a native of the People's Republic of China. Dr. Zhang is also the Chairman of the Board of Changyou.com Limited, our publicly-traded massively multi-player online role-playing game, or MMORPG, subsidiary.

We believe Dr. Zhang's qualifications to serve on our Board include his (i) position as our Chief Executive Officer, (ii) history as the founder of our company and status as one of the best-known and most successful entrepreneurs in China, (iii) general reputation and track record as an innovator, visionary and early mover in the Internet industry in China and (iv) deep understanding of the Chinese Internet industry.

Dr. Zhang's term expires at the 2011 Annual Meeting.
Mr. Charles Huang Chief Executive Officer and Chairman of Netbig Education Holdings Ltd. 40 years old. Director since 2001. (1)(3)

Mr. Huang is the Founder, Chief Executive Officer and Chairman of Netbig Education Holdings Ltd., a leading education enterprise in China. Prior to founding Netbig in 1999, Mr. Huang served as Executive Director and Head of Asia Securitization Group of Deutsche Bank, New York and Hong Kong, as well as Senior Vice President of Prudential Securities Inc., New York. He holds a Master of Science degree in Computer Science from MIT and a Bachelor of Science degree from the University of Science and Technology of China. Mr. Huang is also a Chartered Financial Analyst.

We believe Mr. Huang's qualifications to serve on our Board include his (i) qualification as a Chartered Financial Analyst and related experience in senior positions in the corporate finance industry in the U.S. and Asia, (ii) academic credentials and experience in the computer industry, (iii) status and track record as a successful entrepreneur and (iv) extensive experience managing an internet company.

Mr. Huang's term expires at the 2011 Annual Meeting.

Name, Age, Positions and Offices with Sohu.com Inc.	Principal Occupation, Business Experience and Directorships held with Other Public Corporations during the past Five Years	Term of Office as Director
Dr. Dave Qi Professor of Accounting and Associate Dean, the Cheung Kong Graduate School of Business. 46 years old. Director since 2005. (1)(2)(3)

Dr. Qi is a Professor of Accounting and the Associate Dean of the Cheung Kong Graduate School of Business. He began teaching at the Cheung Kong Graduate School of Business in 2002 and was the founding Director of the Executive MBA program. Before joining the Cheung Kong Graduate School of Business, Dr. Qi was an Associate Professor at the School of Accounting of the Chinese University of Hong Kong. Dr. Qi has published many articles and research essays on accounting, financial reporting, capital market and other related topics. He has a Ph.D. in accounting from the Eli Broad Graduate School of management of Michigan State University, a Master of Business Administration from the University of Hawaii at Manoa and a Bachelor of Science and a Bachelor of Arts degree from Fudan University. Dr. Qi is currently a member of the American Accounting Association.

We believe Dr. Qi's qualifications to serve on our Board include his (i)strong academic credentials and working experience with accounting and finance in general, and with accounting and finance in China in particular, (ii) status as associate Dean of one of the best business schools in China, and (iii) extensive connections in the telecom and tech industries in China.

Dr. Qi's term expires at the 2011 Annual Meeting.
Mr. Shi Wang Chairman of China Vanke Co., Ltd. 59 years old. Director since 2005. (3)

Mr. Wang is the Chairman of the Board of Directors of China Vanke Co., Ltd., of which he also served as General Manager from 1991 to 1999. Mr. Wang founded the Shenzhen Exhibition Center of Modern Science and Education Equipment in 1984, which is the predecessor of China Vanke Co., Ltd. Mr. Wang is the Executive Manager of the China Real Estate Association and is Deputy Director of the City Housing Development Council of the China Real Estate Association.

We believe Mr. Wang's qualifications to serve on our Board include (i) history as the founder of Vanke, a PRC listed company, (ii) status and track record as a successful entrepreneur in China, and (iii) extensive experience managing a listed company.

Mr. Wang's term expires at the 2011 Annual Meeting.

(1) member of our Audit Committee

(2) member of our Compensation Committee

(3) member of our Nominating Committee

GENERAL INFORMATION RELATING TO
OUR BOARD OF DIRECTORS

Our Board of Directors

Our Board held four formal meetings in the fiscal year ended December 31, 2009 and acted by written consent in lieu of meeting on two occasions. In addition to the formal meetings and written consents, the Board also acted through email communications, with Board actions by email being ratified at subsequent meetings of the Board. With the exception of Mr. Shi Wang and Dr. Zhonghan Deng, all members of our Board attended at least 75% of the total number of meetings of our Board and committees thereof upon which they served during 2009. Members of our Board are encouraged, but not required, to attend our annual meetings of stockholders. At our 2009 Annual Meeting of Stockholders, Dr. Charles Zhang was in attendance.

Independence

Our Board has determined that Messrs. Charles Huang and Shi Wang, and Drs. Dave Qi, Edward B. Roberts and Zhonghan Deng are independent as that term is defined in Rule 5605(a)(2) of the NASDAQ Stock Market Marketplace Rules. In determining independence pursuant to the NASDAQ listing standards, our Board affirmatively determined whether such independent directors had any material relationship with us, or any of our subsidiaries, either directly or as a partner, stockholder or officer of an organization that may interfere with the director's ability to exercise independence. Our Board concluded that none of the independent directors had any direct or indirect material relationships with us, or any of our subsidiaries. Our Board considers what it deems to be all relevant facts and circumstances in determining the independence of its members including whether our directors have any family relationship with any executive officer or any direct or indirect interest in any of our customers or our customer agreements, whether any of our directors have any interests in or ties to any of our competitors, suppliers or strategic business partners and whether our members meet the independence standards set by the Securities and Exchange Commission ("SEC") and NASDAQ.

Committees of our Board of Directors

Our Board has established a standing Audit Committee, Compensation Committee and Nominating Committee.

Audit Committee

The members of our Audit Committee currently are Dr. Dave Qi, Mr. Charles Huang and Dr. Zhonghan Deng, who are each independent as that term is defined in Rule 5605(a)(2) of the NASDAQ Stock Market Marketplace Rules. Our Board has determined that Dr. Dave Qi is an Audit Committee financial expert, as that term is defined in Item 407(d)(5) of Regulation S-K. Our Audit Committee oversees our internal audit function and our accounting and financial reporting processes and the audits of our financial statements. Our Audit Committee held four meetings in 2009. In addition to the formal meetings, our Audit Committee also acted through email communications, with Audit Committee actions by email being ratified at subsequent meetings of the Audit Committee. Our Audit Committee and the full Board have adopted a written charter for our Audit Committee. Our Audit Committee appointed PricewaterhouseCoopers to serve as our independent auditors for the fiscal year ended December 31, 2010. The full responsibilities of our Audit Committee are set forth in its charter, which is reviewed and updated annually and approved by our Board, and is posted on our Web site at www.sohu.com (to access the charter, click on the link "About Sohu" at the bottom of the first page, and follow the links through "Investor Relations"). For more information, see "Audit Committee Report."

Compensation Committee

The members of our Compensation Committee currently are Drs. Edward B. Roberts and Dave Qi, who are each independent as that term is defined in Rule 5605(a)(2) of the NASDAQ Stock Market Marketplace Rules. Our Compensation Committee acted by written consent in lieu of meeting on three occasion and acted through e-mail communications among its members, and made recommendations to our Board, on three occasion in 2009. Our Compensation Committee makes recommendations concerning salaries and incentive compensation, administers and approves restricted stock unit, stock option grants and other share-based awards under our equity incentive plans, and otherwise determines compensation levels and performs such other functions regarding compensation as our Board may delegate to our Compensation Committee. Our Compensation Committee does not have a written charter. Our Compensation Committee designed an executive compensation program in order to reward excellent performance and retain talented executive officers through a combination of cash and equity incentive awards. The Compensation Discussion and Analysis below provides additional information regarding the Compensation Committee's determination of named executive officer and director compensation levels and our Compensation Committee's policies and procedures in making such determinations.

Nominating Committee

The members of our Nominating Committee currently are Messrs. Charles Huang and Shi Wang and Drs. Dave Qi, Edward B. Roberts and Zhonghan Deng, who are each independent as that term is defined in Rule 5605(a)(2) of the NASDAQ Stock Market Marketplace Rules. The purpose of our Nominating Committee is to assist our Board in identifying individuals qualified to become directors under criteria approved by our Board, periodically review director compensation and benefits, recommend to our Board any proposed revisions to our corporate governance guidelines and assist our Board in assessing directors' independence, board effectiveness, continuing education, new director orientation and committee membership. Our Nominating Committee did not hold any meetings in 2009. The full responsibilities of our Nominating Committee are set forth in its charter which is posted on our Web site at www.sohu.com (to access the charter, click on the link "About Sohu" at the bottom of the first page, and follow the links through "Investor Relations").

It is a policy of our Nominating Committee that candidates for director (i) be determined to have unquestionable integrity and honesty, (ii) have the ability to exercise sound, mature and independent business judgment which is in the best interests of the stockholders as a whole, (iii) have a background and experience in fields which will compliment the talents of the other Board members, (iv) have the willingness and capability to take the time to actively participate in Board and committee meetings and related activities, (v) have the ability to work professionally and effectively with other Board members and our management, (vi) have the ability to remain on our Board long enough to make a meaningful contribution and (vii) have no material relationships with competitors or other third parties that could create a reasonable likelihood of a conflict of interest or other legal issues.

Neither our Nominating Committee nor our Board has a policy with regard to the consideration of diversity when identifying and evaluating proposed director candidates, although both may consider diversity when identifying and evaluating proposed director candidates, and one of the enumerated factors under our Nominating Committee's charter that the committee may consider when identifying potential nominees is the interplay of the candidate's experience with the experience of the other board members. In compiling a list of possible candidates and considering their qualifications, our Nominating Committee makes its own inquiries, solicits input from other directors on our Board and may consult or engage other sources, such as a professional search firm, if it deems appropriate.

Our Nominating Committee will consider director candidates recommended by stockholders provided the stockholders follow the procedures set forth below. There were no material changes to such procedures after we last provided this disclosure. The committee does not intend to alter the manner in which it evaluates candidates, including the criteria set forth above, based on whether the candidate was recommended by a stockholder or otherwise.

Stockholders who wish to recommend individuals for consideration by our Nominating Committee to become nominees for election to our Board at the 2011 Annual Meeting of Stockholders may do so by submitting a written recommendation to the committee, care of Sohu.com Inc., at Level 12, Sohu.com Internet Plaza, No. 1 Unit Zhongguancun East Road, Haidian District, Beijing 100084, People's Republic of China, Attention: Helen Zhang, in accordance with the procedures set forth below in this Proxy Statement under the heading "Deadline for Receipt of Stockholder Proposals." For candidates recommended by stockholders to be considered for election to our Board, the following information concerning each nominee must be timely submitted in accordance with the required procedures:

  The candidate's name, age, business address, residence address, principal occupation or employment, the class and number of shares of our capital stock the candidate beneficially owns, a brief description of any direct or indirect relationships with us and other information that would be required in a proxy statement soliciting proxies for the election of the candidate as a director;
  A signed consent of the nominee to being named as a nominee, to cooperate with reasonable background checks and personal interviews and to serve as a director, if elected; and
  As to the stockholder proposing such nominee, that stockholder's name and address, the class and number of shares of our capital stock the stockholder beneficially owns, a description of all arrangements or understandings between the stockholder and the candidate and any other person or persons (including their names) pursuant to which the recommendation is being made, a list of all other companies that the stockholder has recommended the candidate to for election as a director in that fiscal year, and a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person named in its notice.

Board's Leadership Structure

Our Board believes that our Chief Executive Officer is best situated to serve as Chairman, and our lead director, because he is the director most familiar with our business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy, and because his is a very well-known, respected and influential leader of the Internet industry in China. Independent directors and management have different perspectives and roles in strategy development. Our independent directors bring experience, oversight and expertise from outside our company and industry, while our Chief Executive Officer brings company-specific experience and expertise. Our Board believes that the combined role of Chairman and Chief Executive Officer promotes strategy development and execution, and facilitates information flow between management and our Board, which are essential to effective governance.

Board's Role in Risk Oversight

Our Board has an active role, as a whole and also at the committee level, in overseeing management of our risks. Our Board regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. Our Compensation Committee is responsible for overseeing the management of risks relating to our compensation policies and practices as discussed in more detail below under the heading "Risk Considerations in our Compensation Policies and Practices." Our Audit Committee oversees management of financial risks. Our Nominating Committee manages risks associated with the independence of our Board and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, our entire Board is regularly informed through committee reports about such risks.

Given its role in the risk oversight of our company, our Board believes that any leadership structure that it adopts must allow it to effectively oversee the management of the risks relating to our operations. Although there are different leadership structures that could allow our Board to effectively oversee the management of such risks, and while our Board believes its current leadership structure enables it to effectively manage such risks, it was not the primary reason our Board selected its current leadership structure over other potential alternatives. See the discussion under the heading "Board's Leadership Structure" above for a discussion of why our Board has determined that its current leadership structure is appropriate.

Risk Considerations in our Compensation Policies and Practices

We believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on our company. In addition, our Compensation Committee believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks.

Our Compensation Committee extensively reviewed the elements of executive compensation to determine whether any portion of executive compensation encouraged excessive risk taking and concluded:

  significant weighting towards long-term incentive compensation, with shares incentives representing the highest percentage, discourages short-term risk taking;
  goals are appropriately set to avoid targets that, if not achieved, result in a large percentage loss of compensation;
  we do not rely on hard targets that can only be evaluated with reference to numerical results, so as to minimize the risk of our executives' pursuing short term increases; and
  we have a limit on the total amount of compensation that can be paid to each executive, which helps reduce the risk of our executives' pursuing achievement of short term goals in order to increase compensation.

  BENEFICIAL OWNERSHIP OF COMMON STOCK

  The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 15, 2010 by (i) each person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act")) known by us to be the beneficial owner of more than 5% of our common stock (assuming conversion of all outstanding exercisable options and warrants held by that person), (ii) each current director and nominee for election as director, (iii) each named executive officer and (iv) all of our current directors and executive officers as a group. Except as otherwise provided in the footnotes to this table, we believe that the persons named in this table have voting and investment power with respect to all the shares of common stock indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class (1)
Charles Zhang	7,426,500(2)		19.59%
Edward Roberts	675,401(3)		1.78%
Xiaochuan Wang	80,157(4	)*
Charles Huang	63,059(5	)*
Xin (Belinda) Wang	56,250(6	)*
Carol Yu	36,250(7	)*
Yu Gong	24,500(8	)*
Shi Wang	24,059(9	)*
Dave Qi	24,059(10	)*
Zhonghan Deng	8,036(11	)*
All directors, nominees and executive officers as a group (10 persons)	8,418,271(12)		22.14%
Photon Group Limited	6,737,000(13)		17.81%
Wellington Management Co. LLP	5,183,974(14)		13.71%
FMR LLC	2,448,500(15)		6.47%

  * Less than 1%.

  (1)    Includes the number of shares and percentage ownership represented by such shares determined to be beneficially owned by a person in accordance with the rules of the SEC. The number of shares beneficially owned by a person includes shares of common stock subject to options or restricted stock units held by that person that are currently exercisable or convertible or exercisable or convertible within 60 days of April 15, 2010. Such shares are deemed outstanding for the purpose of computing the percentage of outstanding shares owned by that person. Such shares are not deemed outstanding, however, for the purpose of computing the percentage ownership of each other person.

  (2)    Includes (i) 87,438 shares of our common stock subject to options exercisable within 60 days of April 15, 2010 and (ii) 6,737,000 shares of our common stock beneficially owned by Photon Group Limited. Dr. Zhang is a Director of Photon Group Limited, and may be deemed to be a beneficial owner of shares owned by it. Dr. Zhang disclaims beneficial ownership of such shares. Dr. Zhang's address is c/o Sohu.com Inc., Level 12, Sohu.com Internet Plaza, No. 1 Unit Zhongguancun East Road, Haidian District, Beijing 100084, People's Republic of China.

  (3)    Includes (i) 24,912 shares of our common stock subject to options held by Dr. Edward B. Roberts which are exercisable within 60 days of April 15, 2010; (ii) 134,522 shares of our common stock held by the Dr. Edward B. Roberts Trust – 2003, dated as of October 3, 2003; and (iii) 302,820 shares of our common stock held by the Nancy H. Roberts Trust – 2003, dated as of October 3, 2003. Dr. Roberts and his wife, Nancy Roberts, are the trustees of both trusts. Dr. Roberts's address is 300 Boylston Street, Boston, Massachusetts 02116, U.S.A.

  (4)    Includes 11,000 shares of our common stock subject to options exercisable within 60 days of April 15, 2010. Mr. Wang's address is c/o Sohu.com Inc., Level 12, Sohu.com Internet Plaza, No. 1 Unit Zhongguancun East Road, Haidian District, Beijing 100084, People's Republic of China.

  (5)    Includes 49,912 shares of our common stock subject to options exercisable within 60 days of April 15, 2010. Mr. Huang's address is Suite 5206, Central Plaza, 18 Harbour Road, Hong Kong.

  (6)    Includes 9,376 shares of our common stock subject to options exercisable within 60 days of April 15, 2010. Ms. Wang's address is c/o Sohu.com Inc., Level 12, Sohu.com Internet Plaza, No. 1 Unit Zhongguancun East Road, Haidian District, Beijing 100084, People's Republic of China.

  (7)    Ms. Yu's address is c/o Sohu.com Inc., Level 12, Sohu.com Internet Plaza, No. 1 Unit Zhongguancun East Road, Haidian District, Beijing 100084, People's Republic of China.

  (8)    Dr. Gong resigned as our Chief Operating Officer effective January 2009. Dr. Gong's options to purchase 2,813 shares of our common stock continued to vest through April 15, 2009 in accordance with the applicable vesting schedules and these options, and all vested options he holds that have vested, are exercisable by him until June 30, 2009. Dr. Gong's address is Department of Automation, Tsinghua University, Haidian District, Beijing, People's Republic of China.

  (9)    Includes 10,912 shares of our common stock subject to options exercisable within 60 days of April 15, 2010. Mr. Wang's address is Vanke Architecture Research Center, No. 68 Meilin Road, Futian District, Shenzhen 518049, People's Republic of China.

  (10) Includes 10,912 shares of our common stock subject to options exercisable within 60 days of April 15, 2010. Dr. Qi's address is c/o Sohu.com Inc., Level 12, Sohu.com Internet Plaza, No. 1 Unit Zhongguancun East Road, Haidian District, Beijing 100084, People's Republic of China.

  (11) Includes 912 shares of our common stock subject to options exercisable within 60 days of April 15, 2010. Dr. Deng's address is c/o Sohu.com Inc., Level 12, Sohu.com Internet Plaza, No. 1 Unit Zhongguancun East Road, Haidian District, Beijing 100084, People's Republic of China.

  (12) Includes 205,374 shares of our common stock that such persons have the right to acquire pursuant to currently exercisable options or options that may be exercised within 60 days of April 15, 2010.

  (13) Includes 1,300,000 shares of our common stock pledged to Credit Suisse pursuant to a variable pre-paid forward contract maturing May 9, 2011. Photon Group Limited's address is c/o Sohu.com Inc., Level 12, Sohu.com Internet Plaza, No. 1 Unit Zhongguancun East Road, Haidian District, Beijing 100084, People's Republic of China.

  (14) Wellington Management Co. LLP's address is 75 State Street, Boston, MA 02109, U.S.A.

  (15) FMR LLC's address is Fidelity Management & Research Company ("Fidelity"), 82 Devonshire Street, Boston, Massachusetts 02109, U.S.A.

  SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Exchange Act requires our directors and executive officers and holders of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Directors, executive officers and holders of more than 10% of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of copies of reports furnished to us or written representations that no other reports were required, we believe that during the fiscal year ended December 31, 2009, our directors, executive officers and holders of more than 10% of our common stock timely complied with all applicable Section 16(a) reporting requirements.

  TRANSACTIONS WITH RELATED PERSONS

  Transactions with Vanke Co., Ltd.

  In the 2009 fiscal year, China Vanke Co., Limited purchased $88,000 in advertising services from us. Mr. Shi Wang, one of our directors, is the Chairman of the Board of China Vanke Co., Limited.

  Policies and Procedures For Reviewing Transactions with Related Persons

  We review all relationships and transactions into which we enter to determine whether such relationships and transactions exceed $120,000 and whether they involve any related persons who have a direct or indirect material interest in such relationships or transactions. The term "related person" has the same meaning as set forth in Item 404(a) of Regulation S-K. We have developed and implemented processes and controls whereby we solicit information from persons identified as related persons through written questionnaires and, based on the information obtained and the facts and circumstances of the relationship, make a determination as to whether the related person has a direct or indirect material interest in the transaction.

  In addition, pursuant to its duties under its written charter, our Audit Committee reviews and approves or ratifies, as the case may be, any related person transactions identified through the process described above. In deciding whether to approve or ratify a related person transaction, our Audit Committee considers the following factors:

    the nature of the related person's interest in the transaction;
    the material terms of the transaction, including, without limitation, the amount and type of transaction;
    the importance of the transaction to the related person and to us;

    whether the transaction would impair the judgment of any of our directors or executive officers to act in our best interest;
    whether the terms of the transaction are substantially equal to or more favorable to us and no more favorable to the related person than if we had negotiated similar arrangements with non-affiliated third parties; and
    any other matters our Audit Committee deems appropriate.

  Any member of our Board who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting approval or ratification of the transaction, provided, however, that such director may be counted in determining the presence of a quorum at a meeting where the transaction is considered.

  To our knowledge, since January 1, 2009, all transactions with related persons to which we are or were a party have been reviewed under the policies and procedures described above.

  AUDIT COMMITTEE REPORT

  The Audit Committee assists the Board of Directors (our "Board") in its oversight of Sohu.com Inc.'s, or Sohu's, financial reporting, internal controls and audit functions, and is directly responsible for the appointment, retention, compensation and oversight of the work of Sohu's independent auditors. The full responsibilities of the Audit Committee are set forth in the Audit Committee charter. The Audit Committee charter, which is reviewed and updated annually, was approved by our Board.

  The Audit Committee reviews the scope of the annual audit by Sohu's independent auditors and internal auditors, monitors internal financial and accounting controls and procedures and appoints the independent auditors. In fulfilling its responsibilities, the Audit Committee has:

    received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors' communications with the Audit Committee concerning independence;
    discussed with the independent auditors the independent auditors' independence; and
    discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

  The Audit Committee met with selected members of management to review financial statements, including quarterly reports, discussing such matters as the quality of earnings, estimates, reserves and accruals, the suitability of accounting principles, financial reporting decisions and audit adjustments.

  The Audit Committee selected PricewaterhouseCoopers as Sohu's independent auditors. In addition, the Audit Committee considered the quality and adequacy of Sohu's internal controls and made recommendations to the full Board for enhancing such controls.

  Based upon its work and the information received in the inquiries outlined above, the Audit Committee recommended to the Board that Sohu's audited financial statements be included in Sohu's Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the Securities and Exchange Commission.

Respectfully submitted, AUDIT COMMITTEE
Dr. Dave Qi Mr. Charles Huang Dr. Zhonghan Deng

  Executive Compensation

  EXECUTIVE OFFICERS

  Our current executive officers are Dr. Charles Zhang, Ms. Carol Yu, Ms. Xin (Belinda) Wang and Mr. Xiaochuan Wang. For a description of the background of Dr. Zhang, see "Election of Directors."

  Carol Yu, age 48, is our Co-President and Chief Financial Officer. Ms. Yu joined us in March 2004 as our Chief Financial Officer. From December 2000 until December 2001, Ms. Yu served as Vice President of Guangdong Kelon Refrigerating Company Limited, a home appliance manufacturer in the People's Republic of China ("China"). From March 1995 until

  November 2000, Ms. Yu served as Senior Vice-President Investment Banking of Donaldson Lufkin & Jenrette Securities Corporation in Hong Kong. Ms. Yu also worked with Arthur Andersen Hong Kong and Beijing for ten years and was a partner of the Audit Division, holding the position of General Manager of Arthur Andersen-Hua Qiang, the joint venture accounting firm formed between Arthur Andersen and the Ministry of Finance in China. In addition, Ms. Yu is a Hong Kong Certified Public Accountant.

  Xin (Belinda) Wang, age 39, is our Co-president and Chief Operating Officer. Ms. Wang joined us in August 1999 with the marketing department and became marketing manager for Beijing in August 2000. Ms. Wang transferred to head the Northern China brand advertising sales team in March 2001 and now leads the entire China brand advertising sales and marketing efforts. She has also been responsible for managing our real estate website, Focus.cn, since 2009. Ms. Wang has been instrumental in developing the online advertising market in China. Prior to joining us, she worked for Internet Securities, Inc. and Motorola, Inc. Ms. Wang received a Bachelor of Arts degree in linguistics from China Industrial and Commercial University.

  Xiaochuan Wang, age 32, is our Chief Technology Officer. Mr. Wang joined us in October 2000, when we acquired the online alumni website Chinaren.com. Mr. Wang has headed our Sogou search business R&D Center, which has developed and launched many strategic products, including the Sogou Search Engine, Sogou Pinyin Input Method and Sogou Browser. He has played an integral role in establishing a technology-driven culture through a focus on team building and product innovation. Prior to joining us, Mr. Wang worked as a technology manager at Chinaren.com. Mr. Wang received a Gold Medal in the 11th International Olympiad in Informatics (IOI). He received his bachelor and master degrees in Computer Science from Tsinghua University.

  COMPENSATION DISCUSSION AND ANALYSIS

  The following is a discussion and analysis of our named executive officer compensation program, detailing what we pay to our named executive officers and how our compensation objectives and policies help achieve our business objectives.

  Overview of our Named Executive Officer Compensation Program and Objectives

  Our named executive officer compensation program is composed of the following elements:

    Cash compensation, which includes an annual salary and the opportunity to earn an annual performance-based cash bonus;
    Equity incentive compensation, in the form of stock options and restricted stock units;
    Other benefits, in the form of housing allowances, tax equalization, tuition/training reimbursement and premiums paid for health, life and disability insurance; and
    Severance benefits.

  The goal of our named executive officer compensation program is to attract and retain qualified management and create long-term value for our stockholders. Towards this goal, we have designed and implemented a compensation program for our named executive officers that we believe will: (i) attract and retain accomplished and high-potential executives; (ii) motivate them to achieve both short-term and long-term corporate goals; (iii) reward them for sustained financial and operating performance and leadership excellence; and (iv) align their interests with those of our stockholders. We believe that each element of our compensation program fulfills one or more of these objectives.

  Administration and Process

  Our executive compensation program is administered by the Compensation Committee of our Board of Directors (our "Board"). The Compensation Committee annually reviews the overall compensation of our named executive officers, generally based on recommendations submitted by our Chief Executive Officer. When making recommendations, our Chief Executive Officer takes into consideration the following factors: (1) the competitiveness of the total compensation packages for our named executive officers as compared to similarly situated named executive officers at our peer companies; (2) the responsibilities of our named executive officers; and (3) other factors such as the exchange rate of U.S. dollars to Chinese RMB. Neither we, nor our Compensation Committee, nor any named executive officer has any contractual arrangement with any compensation consultant who has a role in determining or recommending the amount or form of compensation paid to our named executive officers or any non-employee member of our Board.

  Neither we nor our Compensation Committee have engaged a compensation consultant.

  In setting a named executive officer's overall compensation level, the Compensation Committee takes into consideration the factors discussed below.

  Reward Excellent Performance

  Each named executive officer's pay level is set to be reflective of his or her management experience and perceived leadership ability, continued high performance and career of service to us. Key elements of our compensation policy that depend upon the named executive officer's performance include:

    A discretionary annual performance-based cash bonus that is based on an assessment of the named executive officer's performance against pre-determined quantitative and qualitative measures within the context of our overall performance as a company and the performance of each business segment for which the named executive officer is responsible to oversee; and
    Equity incentive compensation in the form of stock options or restricted stock units, the value of which is contingent upon the performance of our common stock in the public trading market, and which are subject to vesting schedules that require continued service.

  In addition, in setting compensation levels, the Compensation Committee relies on its judgment of the named executive officer's leadership qualities, operational performance, level of responsibility within and contribution to our business and long-term potential to enhance stockholder value.

  Competitive Compensation Packages

  In order to attract and retain talented executive officers and remain competitive, we consider the prevalent labor market for executive talent generally and at companies with whom we compete for talent within our business sector in China. To this end, our Compensation Committee annually collects compensation data from proxy filings by publicly-traded companies that we consider to be our peer companies. We compile the total compensation paid to the named executive officers of our peer companies and, where available, the amount of base salary, equity-based compensation and other benefits paid by our peer companies to their named executive officers in similar positions as our named executive officers. We then evaluate the total compensation paid to our named executive officers, as well as the individual elements of the pay package, against the compensation paid to individuals in the same or similar position of our peer companies. Generally speaking, we aim to set our total compensation so that it is in the median of the total compensation paid by our peer companies to ensure the competitiveness of our compensation.

  When determining which companies should be included in our peer group, our Compensation Committee generally focuses on successful or growing companies in the middle-market technology sector in China that are publicly-traded in the U.S. and surveys companies that the Committee believes to compete with us in attracting upper-level management. Companies in our peer group include, for example:

    SINA Corporation;
    NetEase.com, Inc.;
    Baidu.com, Inc.;
    The9 Limited; and
    Tencent, Inc.

  Other Considerations

  In addition to the use of benchmarking in setting executive compensation levels, the Compensation Committee also takes into consideration the following factors when setting the performance-based cash bonus:

    Key financial measurements such as revenue, operating profit, earnings per share and operating margins;
    Revenue growth percentage compared with selected competitors to indicate our growth or loss in market share;
    Promoting commercial excellence by launching new or continuously improving products or services;
    Becoming or remaining as a leading market player and attracting and retaining customers;
    Achieving excellence in each named executive officer's business area of responsibility; and

    Supporting our values by promoting a culture of integrity and adherence to our code of conduct.

  The mix of compensation elements is designed to reward short-term results and motivate long-term performance through a combination of cash and equity incentive awards. The Compensation Committee seeks to balance compensation elements that are based on financial, operational and strategic metrics with others that are based on subjective judgments of each named executive officer's performance.

  Elements of Compensation

  General

  Our named executive officers' pay is composed of three main components: base salary, annual performance-based cash bonus and long-term equity awards. We do not target a specific weighting of these three components or use a prescribed formula to establish pay levels. Rather our Compensation Committee considers changes in our business, external market factors and our financial position each year when determining pay levels and allocating between long-term and short-term compensation for our named executive officers. The Compensation Committee also considers management's business development goals for the year in setting target bonus levels and performance-based milestones.

  We include an equity incentive component as part of our compensation package because we believe equity incentives align the long-term interests of our named executive officers with those of our stockholders. The equity incentive component links a significant portion of compensation to stockholder value as the value of granted equity awards increases or decreases in line with any increase or decrease in the market price of our common stock. Our 2000 Stock Incentive Plan, which was initially approved by our stockholders in 2000 and amended with the approval of our stockholders in 2006, expired on January 24, 2010. Subject to approval of the 2010 Stock Incentive Plan by our stockholders at this year's Annual Meeting, we intend to continue to include an equity incentive compensation component in our compensation package.

  The cash and equity components of compensation are supplemented by various other benefits that provide for housing allowances, tax equalization, tuition/training reimbursement, health, life, travel and disability benefits and severance benefits.

  Annual Cash Compensation

  Base Salary

  We include base salary as part of each named executive officer's compensation package because we believe that it is appropriate that some amount of the named executive officers' compensation be provided in a fixed amount of cash, in order to provide our executive officers with a basic level of annual income security. When deciding upon an appropriate base salary for each named executive officer, the Compensation Committee considers the named executive officer's previous salary, the amounts paid to the named executive officer's peers both within and outside of our company and the named executive officer's prior performance. Decisions regarding salary increases take similar matters into account.

  The base salary increases from 2008 to 2009 for our named executive officers were as follows:

		2009 Increase
Name	2008 Base Salary	Amount	Percentage	2009 Base Salary Effective January 1, 2009
Charles Zhang	$280,000	$120,000	42.86%	$400,000
Carol Yu	$250,000	$50,000	20.00%	$300,000
Xin (Belinda) Wang (1)	$170,000	$130,000	76.47%	$300,000
Xiaochuan Wang (2)	$150,000	$30,000	20.00%	$180,000

(1)	Xin (Belinda) Wang was promoted from Chief Marketing Officer and Co-president to Chief Operating Officer and Co-president, effective November 30, 2009.
(2)	Xiaochuan Wang was promoted from Senior Vice President to Chief Technology Officer, effective November 30, 2009.

  The base salaries of our named executive officers were adjusted in part in 2009 to account for a decrease in the exchange rate of U.S. dollars to Chinese RMB from 7.2 to 6.84.

  2009 Executive Bonus Plan

  Our 2009 Executive Bonus Plan was intended to establish a direct correlation between the annual cash incentives paid to our named executive officers and our financial and operating performance. We believe that the annual bonus rewards the high-performing officers who drive results in these areas and provides them with an incentive to sustain this performance over a long career with us. Under the plan, the named executive officers were eligible to receive a cash bonus equal to a percentage of their base salaries based on the attainment of certain corporate performance goals which were established at the beginning of the year. Once the overall bonus opportunity is calculated, the Chief Executive Officer, with respect to his direct reports (which include all of the named executive officers other than our Chief Executive Officer), or the Compensation Committee, with respect to the Chief Executive Officer, has the discretion to adjust the bonus opportunity based upon such named executive officer's individual performance during the year of up to 150%. Some or all of the following factors are taken into account in making salary adjustments: (1) progress towards achieving specified objectives; (2) achievement of short-term versus long-term objectives; (3) comparison between our products or services, and similar products and services of our competitors; (4) leadership of the named executive officer; and (5) special contributions, if any. The bonus eligibility as a percentage of base salary, after any discretionary adjustment, varied with respect to each named executive officer as set forth below.

Name	2009 Threshold Bonus Opportunity (as a % of base salary)	2009 Targeted Bonus Opportunity (as a % of base salary)	2009 Maximum Bonus Opportunity (as a % of base salary)
Charles Zhang	0%	46.50%	108.00%
Carol Yu	0%	46.50%	108.00%
Xin (Belinda) Wang	0%	62.00%	144.00%
Xiaochuan Wang	0%	48.95%	111.15%

  On April 11, 2009, our Compensation Committee established the bonus components for each named executive officer as a percentage of their bonus opportunity. For 2009, our Compensation Committee selected the bonus components and weighting as set forth below for our named executive officers.

	2009 Performance Bonus Components
Name	Overall Corporate Performance Results	Advertising Results	Technology and Product Results	Total
Charles Zhang	100%	0%	0%	100%
Carol Yu	100%	0%	0%	100%
Xin (Belinda) Wang	0%	100%	0%	100%
Xiaochuan Wang	30%	0%	70%	100%

  For 2009, with respect to the overall corporate performance results and advertising results, our Compensation Committee selected the following performance objectives: (i) GAAP Revenue (weighted 35%), (ii) Non-GAAP Net Income (weighted 35%) and (iii) our GAAP Revenue growth, as a percentage, compared with the GAAP Revenue growth, as a percentage, of our peers which are identified above (weighted 30%). Non-GAAP Net Income is calculated by taking the GAAP Net Income from our audited financial statements and adding back in the compensation cost of the share-based awards granted to employees. We used Non-GAAP Net Income because the amount of share-based compensation expense cannot be anticipated by our management and business line leaders and is not included in our annual budgets and quarterly forecasts. In addition, share-based compensation expense does not involve any upfront or subsequent cash outflow, and therefore we do not factor this in when evaluating and approving expenditures or when determining the allocation of our resources to business segments. As a result, our performance measures are based on non-GAAP financial measures that exclude share-based compensation expense. With respect to the objectives in (i) and (ii) above, the total bonus opportunity (e.g., with respect to Dr. Zhang, 35% of the overall corporate performance component was tied to our achieving certain levels of GAAP Revenue and 35% of that component was tied to our achieving certain levels of Non-GAAP Net Income) was subject to a sliding scale, determined by our Compensation Committee, whereby the named executive officer was eligible to receive anywhere from 0% to 144% of the bonus component based on the actual performance of our company. With respect to the objective in (iii) above, the total bonus opportunity (e.g., with respect to Dr. Zhang, 30% of the overall corporate performance component) was subject to a sliding scale, determined by our Compensation Committee, whereby the named executive officer was eligible to receive anywhere from 70% to 130% of the bonus component based on our actual performance compared to the performance of our peers.

  For 2009, with respect to technology and product results, the named executive officer was entitled to the percentage of the total bonus opportunity if certain milestones were met with respect to the research and development of certain technology and products, as determined by our Compensation Committee. Such milestones included: (1) if there was a plan for a new product, whether such product was launched on time; (2) if there was a plan for developing several products, whether the new products met expectation; and (3) for existing products, whether there was any improvement in such products and whether there were any increase in the numbers of the product's registered and active users. This bonus component was subject to adjustment based upon a sliding scale, determined by our Compensation Committee, whereby the named executive officer was eligible to receive anywhere from zero to 150% of the bonus component based upon our Chief Executive Officer's evaluation, with respect to his direct reports (which include all of the named executive officers other than our Chief Executive Officer), and our Compensation Committee's evaluation, with respect to the Chief Executive Officer, of the named executive officer's actual performance with respect to the technology and product milestones.

  The Compensation Committee believes that these criteria are consistent with the overall goals and long-term strategic direction that our Board has set for our company and are closely related to or reflective of financial performance, operational improvements, growth and return to stockholders.

  In establishing performance goals, our Compensation Committee sets threshold, target and maximum levels of attainment. The target performance levels are based on our performance budget and are intended to reward superior performance relative to our peers taking into consideration the market conditions and industry trends that affect us. The target performance levels for each measure are intended to be reasonably attainable given maximum effort on the part of our named executive officers.

  The amounts actually paid to our named executive officers based on our financial results described above, the attainment of the technology and product milestones, if applicable to the named executive officer, and in each case as adjusted by our Chief Executive Officer or the Compensation Committee, as applicable, for individual performance, are set forth in the Summary Compensation Table below.

  Given that our business plan is highly confidential, we did not publicly disclose specific internal revenue or operating income goals. Revealing specific objectives would provide our competitors and other third parties with insights into our confidential planning process and strategies, thereby causing competitive harm. Our performance goals were designed to be aggressive and there was a risk that bonus awards would not be made at all or would be made at less than 100% of the target amounts. The uncertainty in meeting the performance goals helped ensure that the bonus awards made were truly performance-based, consistent with our strategic objectives.

  Annual Equity Compensation

  Our equity-based compensation program is designed to recognize the scope of the named executive officers' responsibilities, reward demonstrated performance and leadership, motivate future superior performance, align the interests of the named executive officers with the interests of our stockholders and retain the named executive officers through the terms of the awards. The vesting terms of the equity-based compensation require continued service to receive any payout and therefore encourage continuity in our management.

  We historically have granted stock options to our named executive officers. Stock options only have value to the extent the price of our common stock on the date of exercise exceeds the exercise price on the grant date. Thus, stock options are an effective compensation element only if the stock price grows over the term of the award. In this sense, stock options are a motivational tool. Beginning in July 2006, however, we began granting restricted stock units to our named executive officers. Unlike stock options, restricted stock units offer executives the opportunity to receive shares of our common stock on the date the restriction lapses.

  We believe that restricted stock units are more effective than cash incentives in compensating our named executive officers because they will reward and serve to retain named executive officers during times where our stock price remains stable, as there is value to the restricted stock units upon vesting even if the market price of our common stock has not increased since the grant date. The rewards to our named executive officers are even greater if the market price of our common stock has risen, and thus our named executive officers' interests are aligned with those of our stockholders. Further, our practice of granting restricted stock units is consistent with recent trends in China. As a result, we believe it necessary to offer restricted stock units to our named executive officers as to attract and retain qualified management. Additionally, due to the substantial value restricted stock units provide our named executive officers, we are able to grant the named executive officers fewer restricted stock units than the number of stock options that would have been required to provide the same economic incentive. Finally, grants of both stock options and restricted stock units are expensed under U.S. GAAP. Although each restricted stock unit grant generally results in a higher compensation expense than would an option to purchase one share of common stock at fair market value, we have sufficiently reduced the number of restricted stock units that we grant, in comparison to the number of stock options we would otherwise have granted, as to cause the overall share-based compensation expense to be lower than it would have been had we granted stock options.

  To date, all equity-based compensation has been awarded pursuant to our 2000 Stock Incentive Plan, which expired on January 24, 2010. Equity-based compensation has been awarded once a year, in order to retain executive talent. Subject to approval of the 2010 Stock Incentive Plan by our stockholders at this year's Annual Meeting, we intend to continue to award equity-based compensation annually to our executives under the new plan, which is in substance the same as our 2000 Stock Incentive Plan, and contemplates making available 1,500,000 shares of our common stock for equity-based awards. Generally, our decisions to make equity-based compensation grants are independent of our cash compensation program decisions. When making any grant, we consider the grant size and the appropriate combination of stock options and restricted stock units. To do so, we make certain assumptions about our stock price to determine the value of any proposed grant to a named executive officer.

  Other Components of Compensation

  Our named executive officers receive various other benefits, such as housing allowances, tax equalization, tuition/training reimbursement and health, life, travel and disability insurance. We believe that these other benefits are reasonable, competitive (as it is customary for Chinese companies to provide such benefits to their named executive officers) and consistent with our overall compensation program. Further, we believe that companies within our peer group in China provide similar benefits to their named executive officers, and we believe that it is necessary to do the same for retention and recruitment purposes.

  Both Dr. Zhang and Ms. Yu are provided with a tax equalization benefit under their employment agreements. Dr. Zhang and Ms. Yu only pay 15% of their individual income tax, with our company bearing the remaining tax required by law. We believe that providing this benefit to executive officers is customary in China and necessary for us to continue attracting talented individuals.

  Severance Benefits

  Under Chinese law, we must pay severance to all employees who are Chinese nationals and who are terminated without cause or terminate their employment with us for good reason, or whose employment agreement expires and we do not continue their employment. The severance benefits required to be paid under Chinese law equals the average monthly compensation paid to the terminated employee (including any bonuses or other payments made in the twelve months prior to the employee's termination) multiplied by the number of years the employee has been employed with us, plus an additional month's salary if thirty days' prior notice of such termination is given. However, if the average monthly compensation to be received by the terminated employee exceeds three times the average monthly salary of the employee's local area as determined and published by the local government, such average monthly compensation shall be capped at three times the average monthly salary of the employee's local area. However, we believe that it is important, for recruiting and retention, to provide certain of our named executive officers with severance benefits beyond those required by Chinese law to help minimize the financial stress in the event of job loss. As a result, we provide additional severance pay and benefit continuation to certain of our named executive officers to help bridge the time until they secure new employment.

  With respect to Dr. Zhang, Ms. Wang and Mr. Wang, in addition to the severance benefits he or she would be entitled to receive under Chinese law upon a termination without cause or a resignation for good reason, or if we do not continue his or her employment upon expiration of the employment agreement, we are also obligated to pay him or her the monthly housing allowance multiplied by the number of years he or she has been employed with us, the continuation of his or her insurance benefits for the lesser of (i) six months and (ii) the remainder of the term of his or her employment agreement (the "severance period"), and his or her monthly salary during the severance period. Dr. Zhang, Ms. Wang and Mr. Wang would also be entitled to receive a payment of the bonus for the remainder of the year in which he or she was terminated to the extent that the bonus would have been earned had his or her employment continued through the end of such year.

  Ms. Yu is not entitled to the severance benefits afforded under Chinese law because she is not a Chinese national. Rather, she is entitled to severance benefits based on her employment agreement with us. With respect to Ms. Yu, if we terminate her without cause or she terminates her employment with us for good reason, we are obligated to pay her (1) her monthly base salary in effect on the date of termination during the severance period, (2) her monthly housing allowance during the severance period and (3) the continuation of her insurance benefits during the severance period. She would also be entitled to receive a payment of the bonus for the remainder of the year in which she was terminated to the extent that the bonus would have been earned had Ms. Yu's employment continued through the end of such year.

  Dr. Gong resigned as our Chief Operating Officer effective January 2009. Dr. Gong served as a consultant to us on strategic and major customer matters through February 2009 and received payment (including base salary, housing allowance and insurance from January 11 to February 28, 2009) in the amount of $31,934.75 (including medical, travel and life insurance in March). In connection with Dr. Gong's separation, he agreed not to compete with us until March 2010. The non-competition provisions in the letter agreement replaced the non-competition provisions of Dr. Gong's June 2007 employee non-competition, non-solicitation, confidential information and work product agreement with us, but all other provisions of that agreement remain in effect. Dr. Gong's existing health benefits and life insurance continued through March 31, 2009. Options held by Dr. Gong to purchase 2,813 shares of our common stock continued to vest through April 15, 2009 in accordance with the applicable vesting schedules and these options, and all vested options he holds that have vested, are exercisable by him until June 30, 2009. Restricted stock units held by Dr. Gong that would otherwise have been settleable upon vesting on February 28, 2009 by our issuance to Dr. Gong of 5,000 shares of our common stock will instead not vest until July 31, 2009 and will be subject to forfeiture in the event of Dr. Gong's non-compliance with any provision of the letter agreement or his employee non-competition, non-solicitation, confidential information and work product agreement.

  Compensation for Independent Directors in 2009

  Non-management directors' compensation is guided by the following goals: compensation should fairly pay directors for work required in a company of our size and scope; compensation should align directors' interests with the long-term interest of stockholders; and the structure of the compensation should be simple, transparent and easy for stockholders to understand. The compensation of non-management directors in 2009 is described in the narrative following the Director Compensation Table below.

  COMPENSATION COMMITTEE REPORT

  The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis for the year ended December 31, 2009 with management. Based on the review and discussion with management, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully submitted, COMPENSATION COMMITTEE
Dr. Edward B. Roberts Dr. Dave Qi

  SUMMARY COMPENSATION TABLE

  The following table sets forth the compensation information during the fiscal years ended December 31, 2009, 2008 and 2007 for our Chief Executive Officer, Chief Financial Officer and our two other most highly compensated executive officers as of December 31, 2009. All of these individuals are collectively referred to as the named executive officers.

  The amounts show in the Option Awards and Stock Awards columns do not reflect compensation actually received by the named executive officers. Instead the amounts shown include the aggregate grant date fair value computed in accordance with U.S. GAAP, in respect of awards granted in 2009 and in prior years.

  Summary Compensation Table(1)

Name and Principal Position	Year	Salary ($)	Option Awards ($)(2)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Charles Zhang.	2009	$400,000	$10,942	$123,573	$204,000	$392,753	$1,131,268
Chairman of the Board and	2008	$280,000	$34,101	$233,629	$199,185	$247,207	$994,122
Chief Executive Officer	2007	$250,000	$68,030	$336,427	$134,269	$230,926	$1,019,652
Carol Yu	2009	$300,000	$15,295	$89,356	$198,900	$193,704	$797,255
Co-President and	2008	$250,000	$84,461	$169,202	$250,000	$73,645	$827,308
Chief Financial Officer	2007	$230,000	$280,030	$246,258	$157,333	$148,606	$1,062,227
Xin (Belinda) Wang	2009	$300,000	$4,393	$107,760	$244,800	$68,100	$725,053
Co-President and	2008	$170,000	$27,506	$204,388	$129,668	$41,528	$573,090
Chief Operating Officer	2007	$150,000	$61,627	$298,717	$110,370	$34,229	$654,943
Xiaochuan Wang	2009	$180,000	$5,857	$92,148	$90,540	$38,403	$406,948
Chief Technology Officer

(1)	All 2009 annual cash bonuses paid to our named executive officers are reflected in the non-equity incentive plan compensation column of this table and were earned pursuant to our 2009 Executive Bonus Plan.
(2)	Amounts shown represent the compensation cost for financial reporting purposes of option awards and stock awards recognized as expense, rather than an amount paid to or realized by the named executive officer, for the years ended December 31, 2009, 2008 and 2007, in accordance with U.S. GAAP. For 2009, the amount represents expense recognized with respect to stock options and restricted stock units, as applicable, granted from January 1, 2005 through December 31, 2009, in accordance with U.S. GAAP. For awards granted in 2009, see the "Grants of Plan-Based Awards" table below. See Note 21, "Sohu.com Inc. Shareholders' Equity" in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 for the relevant assumptions we used to determine the valuation of our stock and option awards in 2009. As a result of enhanced compensation disclosure requirements that went into effect in 2010, some amounts shown for prior years were not included in our Annual Meeting proxy statements for those years.
(3)	All compensation earned in 2009 under our 2009 Executive Bonus Plan will be paid on May 20, 2010.
(4)	The table below shows the components of this column for 2009, which include housing allowances, tax equalization and premiums paid for health, life and disability insurance.

Name	Housing Allowances	Tax Equalization	Health, Life, Travel and Disability Insurance	Total
Charles Zhang	$100,000	$277,618	$15,135	$392,753
Carol Yu	$100,000	$85,203	$15,386	$200,589
Xin (Belinda) Wang	$50,000	–	$18,100	$68,100
Xiaochuan Wang	$30,000	–	$8,403	$38,403

  GRANTS OF PLAN-BASED AWARDS

  The following table sets forth a summary of all grants of plan-based awards, including estimated payouts under our 2009 Executive Bonus Plan, made to our named executive officers during the fiscal year ended December 31, 2009.

		Estimated Payouts Under Non-Equity Incentive Plan Awards(1)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	All Other Stock Awards: Number of Shares of Stock or Units (#)(2)		Grant Date Fair Value of Stock and Options Awards
Charles Zhang		$0	$186,000	$432,000	–		–
	N/A	–	–	–		$
Carol Yu		$0	$139,500	$324,000	–		–
	N/A	–	–	–	–	$
Xin (Belinda) Wang		$0	$186,000	$432,000	–		–
	N/A	–	–	–	–	$
Xiaochuan Wang		$0	$88,110	$200,070	–		–
	N/A	–	–	–	–	$

(1)	The amounts shown represent the range of non-equity incentive bonus opportunities for each named executive officer under our 2009 Executive Bonus Plan. The plan is described in detail in the "Compensation Discussion and Analysis" above. Payment of bonuses under our 2009 Executive Bonus Plan will be made on May 20 2010, and actual payments are reflected in the "Summary Compensation Table" in the column titled "Non-Equity Incentive Plan Compensation."
(2)	All stock awards were granted under our 2000 Stock Incentive Plan and relate to our common stock. The stock awards were granted in the form of restricted stock units. The terms of the restricted stock units are described in the section below entitled "Terms of Stock Option and Restricted Stock Unit Awards."

  Executive Employment Agreements

  We normally enter into three-year employment agreements with our named executive officers. Under these employment agreements, the named executive officers are generally entitled to (i) annual base salaries; (ii) annual performance-based cash bonus; and (iii) equity incentive compensation, in the form of restricted stock units, all as represented in the Summary Compensation Table for 2009. The employment agreements may also provide for the following additional benefits for the named executive officers: vacation time, health and medical insurance, life and disability insurance, housing allowances, tuition/training reimbursement and tax equalization.

  The employment agreements generally provide for continued employment until termination by either party. We may terminate any of the named executive officers' employment with or without cause at any time. However, if the termination is without cause, we must provide the named executive officer with thirty days' prior notice of termination. If we terminate without cause or a named executive officer terminates his or her employment for good reason (each as defined below under the heading "Potential Payments Upon Termination or Change-in-Control"), the named executive officer will be entitled to the following, except as noted below:

    payments equal to the named executive officer's monthly base salary (which includes his or her housing allowance) in effect on the date of termination for the shorter of (i) six months and (ii) the remainder of the term of the named executive officer's employment agreement; and
    insurance benefits for so long as we are obligated to pay severance.

  Notwithstanding the provisions above with respect to our severance obligations, if, under the applicable Chinese law, any portion of the employment agreements is at any time deemed to be in conflict with any applicable statute, rule, regulation or ordinance, such portion will be deemed to be modified or altered to conform to such applicable statue, rule, regulation or ordinance, or, if that is not possible, to be omitted from such agreement. As such, Chinese law will be applied if, at the time of such determination, the severance benefits provided under Chinese law is greater than that which the named executive officer would be entitled to receive under his or her employment agreement.

  In addition, if we terminate a named executive officer's employment without cause and the termination is within the one-year period following a change-in-control (as defined below under the heading "Potential Payments Upon Termination or Change-in-Control") of us, except as noted below, all of the named executive officer's stock options and other stock awards will become immediately exercisable.

  Also, if we terminate a named executive officer's employment agreement without cause, if a named executive officer terminates his or her employment agreement for good reason or if a named executive officer dies or becomes disabled, the named executive officer will be entitled to receive the bonus to which he or she would have been entitled had he or she continued to be employed through the end of the then current year.

  The employment agreements also require the named executive officers to enter into agreements providing for (i) assignment of intellectual property, (ii) confidential treatment of our proprietary information and (iii) during the term of their employment and for the following year, (a) non-solicitation of our employees, contractors, customers, suppliers and partners and (b) non-competition with us.

  If a named executive officer violates the confidentiality, non-solicitation, non-competition and assignment of intellectual property agreement after the termination of his or her employment:

    the named executive officer will not be entitled to any further payments from us;
    any insurance or other benefits that have continued will terminate immediately; and
    the named executive officer must reimburse us for any severance payments previously made by us to the named executive officer.

  Terms of Restricted Stock Unit and Stock Option Awards

  All equity awards granted in 2009 were granted pursuant to our 2000 Stock Incentive Plan, and provide for the following terms, as appropriate. Our 2000 Stock Incentive Plan expired in January, 2010. The terms of our 2010 Stock Incentive Plan proposed for approval by our stockholders at this year's Annual Meeting is in substance the same as our 2000 Stock Incentive Plan, and contemplates making available 1,500,000 shares of our common stock for equity-based awards.

  Restricted Stock Units

  Under both our 2000 Stock Incentive Plan and the 2010 Stock Incentive Plan proposed for approval by our stockholders at this year's Annual Meeting, we may grant restricted stock units which represent the right to receive, upon vesting, at the discretion of our Compensation Committee, either one share of our common stock for each unit vested or an amount of cash equal to the then market value of one share of our common stock for each unit vested, in each case subject to any additional or different terms set forth in the applicable award agreement. Restricted stock units granted to date may only settle upon vesting in our common stock, and we expect that generally we will continue to grant restricted stock units that may only settle upon vesting in our common stock. With respect to restricted stock units granted to our named executive officers, 25% of the restricted stock units vest each year, beginning on the first anniversary of the grant date. Any restricted stock units granted under the 2010 Stock Incentive Plan will vest on the same schedule, unless our Compensation Committee determines otherwise with the approval of our full Board.

  Stock Options

  We have not granted any stock options to our named executive officers since July 2005. However, granted stock options as reflected in the "Outstanding Equity Awards at Fiscal Year End Table" are subject to the following terms and conditions. All stock options granted under our 2000 Stock Incentive Plan that had not been forfeited or exercised were fully vested as of December 31, 2009. If we grant stock options under the 2010 Stock Incentive Plan, 25% of the stock will vest each year, beginning on the first anniversary of the grant date, unless our Compensation Committee determines otherwise with the approval of our full Board. The exercise prices of stock options granted under our 2000 Stock Incentive Plan were determined, and any future grants under the 2010 Stock Incentive Plan will be determined, based on the fair market value of a share of our common stock on the date of grant. Under our 2000 Stock Incentive Plan, the fair market value is determined, and under the 2010 Stock Incentive Plan the fair market value will be determined, as of the last business day for which the prices or quotes for our common stock are available prior to the date an option is granted and was, and will be, equal to the average, on such date, of the high and low prices of our common stock on the NASDAQ Global Select Market. The stock options are, and will be, only exercisable into our common stock and have a term of ten years.

  As described above under the heading "Employment Agreements," if we terminate any named executive officer's employment without cause, and the termination is within the one-year period following a change-in-control, all of such named executive officer's stock options and other stock awards will become immediately exercisable.

  OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

  The following table sets forth a summary of all outstanding equity awards granted by us and held by each of our named executive officers as of December 31, 2009.

	Option Awards(1)					Stock Awards(1)
Name	Number of Securities Underlying Unexercised Options Exercisable(8) (#)	Number of Securities Underlying Unexercised Options Unexercisable(8) (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Charles Zhang	10,938(2)	0	$1.18	1/30/2012	1,000(9)	$57,280
	37,500(3)	0	$8.39	1/9/2013	15,000(11)	$859,200
	9,000(4)	0	$34.51	1/1/2014	N/A	N/A
	30,000(5)	0	$22.86	7/25/2015	N/A	N/A
Carol Yu	N/A	N/A	N/A	N/A	1,000(9)	$57,280
	N/A	N/A	N/A	N/A	10,500(11)	$601,440
Xin (Belinda) Wang	625(6)	0	$16.84	7/26/2014	1,250(10)	$71,600
	7,501(7)	0	$17.65	3/29/2015	12,500(11)	$716,000
Xiaochuan Wang	10,000(7)	0	$17.65	3/29/2015	1,000(10)	$57,280
	N/A	N/A	N/A	N/A	10,500(12)	$601,440

(1)	Options and restricted stock unit awards were granted under our 2000 Stock Incentive Plan and relate to our common stock.
(2)	These options became fully vested on January 31, 2006.
(3)	These options became fully vested on January 10, 2007.
(4)	These options were granted to Dr. Zhang in consideration of his services as a member of our Board of Directors and became fully vested on January 2, 2005.
(5)	These options became fully vested on July 26, 2009.
(6)	These options became fully vested on July 27, 2008.
(7)	These options became fully vested on March 30, 2009.
(8)	25% of the initial option grant vests on the first anniversary of the grant date and 6.25% of the options vests quarterly thereafter. The grant date of each option is listed on the table below by reference to the expiration date set forth in the above table.

Grant Date	Expiration Date
1/31/2002	1/30/2012
1/10/2003	1/9/2013
1/2/2004	1/1/2014
7/27/2004	7/26/2014
3/30/2005	3/29/2015
7/26/2005	7/25/2015

(9)	These restricted stock units will become fully vested on July 25, 2010.
(10)	These restricted stock units will become fully vested on July 9, 2010.
(11)	These restricted stock units were granted on February 28, 2007 and will become fully vested on February 28, 2011. Among the remaining unvested restricted stock units as of December 31, 2009, 50% vested on February 28,2010 and 50% will become vested on February 28, 2011.
(12)	These restricted stock units were granted on February15, 2007 and will become fully vested on February 15, 2011. Among the remaining unvested restricted stock units as of December 31, 2009, 50% of the restricted stock units vested on February 15, 2010 and 50% will become vested on February 15, 2011.

  OPTION EXERCISES AND STOCK VESTED

  The following table summarizes the value realized by our named executive officers in connection with the exercise of stock options and the vesting of restricted stock units during the fiscal year ended December 31, 2009.

	Option Awards		Stock Awards(1)
Name	Number of Shares Acquired On Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Charles Zhang	0	$0	8,500	$427,330
Carol Yu	2,500	$90,550	6,250	$317,890
Xin (Belinda) Wang	0	$0	7,500	$377,100
Xiaochuan Wang	13,260	$636,116	6,250	$311,238

(1)	Reflects shares received pursuant restricted stock units granted under our 2000 Stock Incentive Plan.

  PENSION BENEFITS

  We do not have any plans that provide for payments or other benefits at, following, or in connection with retirement nor do we have any defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

  POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

  Severance Benefits and Change-in-Control Arrangements

  As discussed in the narrative description following the "Grants of Plan-Based Awards Table," we have entered into employment agreements with each of our named executive officers. These agreements, along with Chinese legal requirements which are discussed in the Compensation Discussion and Analysis under the heading "Severance Benefits," provide for certain payments and other benefits if a named executive officer's employment with us is terminated under circumstances specified in his or her respective agreement, including a change-in-control of us. Chinese legal requirements also provide for certain payments and benefits if an employment agreement is not renewed. A named executive officer's rights upon the termination of his or her employment will depend upon the circumstances of the termination. Central to an understanding of the rights of each named executive officer under the employment agreements is an understanding of the definitions of "cause," "change-in-control," "good reason" and "disability" that are used in those agreements. For purposes of the employment agreements such terms have the following meanings:

  "cause" means:

    willful misconduct or gross negligence by the named executive officer, or any willful or grossly negligent omission to perform any act, resulting in injury to us;
    misconduct or negligence of the named executive officer that results in gain or personal enrichment of the named executive officer to our detriment;
    breach of any of the named executive officer's agreements with us, including, but not limited to, the repeated failure to perform substantially the named executive officer's duties to us, excessive absenteeism or dishonesty;

    any attempt by the named executive officer to assign or delegate his or her employment agreement or any of the rights, duties, responsibilities, privileges or obligations thereunder without our prior consent (except in respect of any delegation by the named executive officer of his employment duties thereunder to our other employees in accordance with our usual business practice);
    the named executive officer's indictment or conviction for, or confession of, a felony or any crime involving moral turpitude under the laws of the U.S. or any State thereof, or under the laws of China or Hong Kong;
    declaration by a court that the named executive officer is insane or incompetent to manage his or her business affairs;
    habitual drug or alcohol abuse which materially impairs the named executive officer's ability to perform his or her duties; or
    filing of any petition or other proceeding seeking to find the named executive officer bankrupt or insolvent.

  "change-in-control" means the occurrence of any of the following events:

    any person (within the meaning of Section 13(d) or Section 14(d)(2) of the Securities Exchange Act of 1934) other than us, any trustee or other fiduciary holding securities under an employee benefit plan of Sohu or any corporation owned, directly or indirectly, by our stockholders in substantially the same proportion as their ownership of our common stock, becomes the direct or beneficial owner of securities representing 50% or more of the combined voting power of our then-outstanding securities;
    during any period of two consecutive years after the date of the named executive officer's employment agreement, individuals who at the beginning of such period constitute our Board, and all new directors (other than directors designated by a person who has entered into an agreement with us to effect a transaction described in the first, third and fourth bullet point of this definition) whose election or nomination to our Board was approved by a vote of at least two-thirds of the directors then in office, cease for any reason to constitute at least a majority of the members of our Board;
    the effective date of a merger or consolidation of us with any other entity, other than a merger or consolidation which would result in our voting securities outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation and with the power to elect at least a majority of the board of directors or other governing body of such surviving entity;
    our complete liquidation or the sale or disposition by us of all or substantially all of our assets; or
    there occurs any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or a response to any similar item on any similar schedule or form) promulgated under the Securities and Exchange Act of 1934, whether or not we are then subject to such reporting requirements.

  "disability" means the named executive officer becomes physically or mentally impaired to an extent which renders him or her unable to perform the essential functions of his or her job, with or without reasonable accommodation, for a period of six consecutive months, or an aggregate of nine months in any two year period.

  "good reason" means the occurrence of any of the following events without the named executive officer's express written consent, provided that the named executive officer has given notice to us of such event and we have not remedied the problem within fifteen days:

    any significant change in the duties and responsibilities of the named executive officer inconsistent in any material and adverse respect with the name executive officer's title and position (including status, officer positions and reporting requirements), authority, duties or responsibilities as contemplated by the named executive officer's employment agreement.
    any material breach by us of the employment agreement with the named executive officer, including without limitation any reduction of the named executive officer's base salary or our failure to pay to the named executive officer any portion of his or her compensation; or
    the failure, in the event of a change-in-control in which we are not the surviving entity, of the surviving entity or the successor to our business to assume the named executive officer's employment agreement pursuant to its terms or to offer the named executive officer employment on substantially equivalent terms to those set forth in such employment agreement.

  Potential Payments

  The table that follows summarizes the estimated potential post-employment compensation that would have been payable to our named executive officers if the named executive officers' employment was terminated as described in the table below on December 31, 2009. Such amounts do not reflect any actual payments to be received by the named executive officers. In addition, for purposes of the calculations, we have assumed that the fair market value of our common stock is $57.28, the closing price of our common stock as quoted on the NASDAQ Global Select Market on December 31, 2009, the last trading day of the 2009 fiscal year.

				Involuntary Termination		Change in Control
							Involuntary Termination within 12 months
Name	Compensation Element	Voluntary Resignation for Good Reason	Death or Disability	Without Cause	For Cause	Voluntary Resignation for Good Reason	Without Cause	For Cause
Charles Zhang	Severance Pay (1)	$336,602(2)	$0	$336,602 (2)	$0	$336,602 (2)	$336,602 (2)	$0
	Housing Allowance (1)	$100,000	$0	$100,000	$0	$100,000	$100,000	$0
	Bonus	$0(3)	$0(4)	$0(3)	$0	$0(3)	$0(3)	$0
	Benefits	$7,568	$0	$7,568	$0	$7,568	$7,568	$0
	Accelerated Vesting of Stock Options and Restricted Stock Unit Awards	$0	$0	$0	$0	$0	$62,029	$0
Total		$444,170	$0	$444,170	$0	$444,170	$506,199	$0
Carol Yu	Severance Pay (1)	$150,000	$0	$150,000	$0	$150,000	$150,000	$0
	Housing Allowance (1)	$50,000	$0	$50,000	$0	$50,000	$50,000	$0
	Bonus	$0(3)	$0(4)	$0(3)	$0	$0(3)	$0(3)	$0
	Benefits	$7,693	$0	$7,693	$0	$7,693	$7,693	$0
	Accelerated Vesting of Stock Options and Restricted Stock Unit Awards	$0	$0	$0	$0	$0	$44,337	$0
Total		$207,693	$0	$207,693	$0	$207,693	$252,030	$0
Xin (Belinda) Wang	Severance Pay (1)	$215,768(2)	$0	$215,768 (2)	$0	$215,768 (2)	$215,768 (2)	$0
	Housing Allowance (1)	$43,750	$0	$43,750	$0	$43,750	$43,750	$0
	Bonus	$0(3)	$0(4)	$0(3)	$0	$0(3)	$0(3)	$0
	Benefits	$9,050	$0	$9,050	$0	$9,050	$9,050	$0
	Accelerated Vesting of Stock Options and Restricted Stock Unit Awards	$0	$0	$0	$0	$0	$53,038	$0
Total		$268,568	$0	$268,568	$0	$268,568	$321,606	$0
Xiaochuan	Severance Pay (1)	$115,768(2)	$0	$115,768 (2)	$0	$115,768 (2)	$115,768 (2)	$0
Wang	Housing Allowance (1)	$23,750	$0	$23,750	$0	$23,750	$23,750	$0
	Bonus	$0(3)	$0(4)	$0(3)	$0	$0(3)	$0(3)	$0
	Benefits	$4,201	$0	$4,201	$0	$4,201	$4,201	$0
	Accelerated Vesting of Stock Options and Restricted Stock Unit Awards	$0	$0	$0	$0	$0	$44,032	$0
Total		$143,719	$0	$143,719	$0	$143,719	$187,751	$0

(1)	Severance payments are made ratably over the severance period according our standard payroll practices.
(2)

  Dr. Zhang, Ms. Wang and Mr. Wang would have been entitled to the severance benefits under Chinese law as these benefits would have been greater than their severance benefits under their employment agreement with us.

(3)

  In the event of a voluntary resignation for good reason or an involuntary termination without cause, our named executive officers are each entitled to receive payments of the bonus for the remainder of the year of the termination, but only to the extent that the bonus would have been earned had the named executive officers continued in employment through the end of such year, as determined in good faith by our Chief Executive Officer, Board or our Compensation Committee based on the specific corporate and individual performance targets established for such fiscal year, and only to the extent that bonuses were paid for such fiscal year to other similarly situated employees. The payment of the entire 2009 bonus rests on the assumption that each of the named executive officers voluntarily resigned for good reason and/or was terminated without cause as of December 31, 2009 and that no additional bonus would have been due as a result of the termination.

(4)

  In the event of a termination of named executive officer's employment by reason of death or disability, they or their estates or representatives, as applicable, are entitled to receive the bonus for the year in which the death or disability occurs to the extent that a bonus would have been earned had named executive officers continued in employment through the end of such year, as determined in good faith by our Chief Executive Officer, Board or our Compensation Committee based on the specific corporate and individual performance targets established for such fiscal year, and only to the extent that bonuses are paid for such fiscal year to other similarly situated employees. The payment of the entire 2009 bonus rests on the assumption that each of the named executive officers voluntarily resigned for good reason and/or was terminated without cause as of December 31, 2009 and that no additional bonus would have been due as a result of the termination.

  DIRECTOR COMPENSATION

  DIRECTOR COMPENSATION(1)

  The following table summarizes the compensation paid to our directors during the 2009 fiscal year.

Name	Option Awards ($)(2)(3)	Stock Awards ($)(2)(4)	Total ($)
Dave Qi	–	$108,223	$108,223
Shi Wang	–	$108,223	$108,223
Edward B. Roberts	–	$108,223	$108,223
Charles Huang	–	$108,223	$108,223
Zhonghan Deng	–	$108,223	$108,223

(1)

  Dr. Zhang has been omitted from this table because he receives no compensation for serving on our Board. All compensation paid to Dr. Zhang in fiscal year 2009 was paid to him in his capacity as Chief Executive Officer and is reported in the "Summary Compensation Table."

(2)

  Amounts shown represents expense recognized with respect to restricted stock units and stock options, as applicable, granted from January 1, 2009 through December 31, 2009, in accordance with U.S. GAAP. See Note 21, "Sohu.com Inc. Shareholders' Equity" in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 for the relevant assumptions we used to determine the valuation of our stock and option awards.

(3)

  As of December 31, 2009, each of our non-employee directors had the following number of outstanding stock options: Dave Qi: 10,000; Shi Wang: 10,000; Edward B. Roberts: 24,000; Charles Huang: 49,000; and Zhonghan Deng: 0.

(4)

  The grant date fair value of the 2009 restricted stock units granted to each of Dave Qi, Shi Wang, Edward B. Roberts, Charles Huang and Zhonghan Deng, computed in accordance with U.S. GAAP, was $108,223.

  Compensation

  In 2009, we compensated non-employee members of our Board with equity-based compensation. Directors who are our employees do not receive any compensation for their service as a member of our Board or any committee. In addition, non-employee members of our Board were reimbursed for reasonable travel expenses incurred in connection with attending Board and committee meetings.

  Equity Compensation

  On January 2, 2009, Drs. Dave Qi, Edward B. Roberts and Zhonghan Deng and Messrs. Shi Wang and Charles Huang were each granted 2,253 restricted stock units. 50% of these restricted stock units vested on July 1, 2009 and the remaining 50% vested on December 31, 2009.

  In addition, effective as of the first business day of each calendar year, each non-employee director will be granted such number of restricted stock units as is equal to $100,000 divided by the average of the daily closing prices of shares of our common stock on the NASDAQ Global Select Market for the month of December of the immediately preceding year as reported by the NASDAQ Global Select Market, with 50% of the restricted stock units vesting on July 1 and the remaining 50% vesting on December 31 of the grant year.

  COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  During fiscal year 2009, none of the members of our Compensation Committee was our current or former officer or employee.

  No member of our Compensation Committee has had any relationship with us requiring disclosure under Item 404 of Regulation S-K under the Exchange Act. No member of our Compensation Committee during 2009 was an officer of Sohu or any of our subsidiaries.

  None of our executive officers has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other organization whose executive officer served as a member of our Board or Compensation Committee.

  Proposal II. Ratification of Appointment of Independent Auditors

  The Audit Committee of our Board of Directors has selected PricewaterhouseCoopers as our independent auditors for the fiscal year ending December 31, 2010. PricewaterhouseCoopers has served as our independent auditors since 2000. Representatives of PricewaterhouseCoopers will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions. Stockholder ratification of our independent auditors is not required under Delaware law or under our Sixth Restated Certificate of Incorporation or our Amended and Restated By-Laws. If our stockholders do not ratify the selection of PricewaterhouseCoopers as our independent auditors for the current fiscal year ending December 31, 2010, our Audit Committee will evaluate what would be in our best interests and our stockholders and consider whether to select new independent auditors for the current fiscal year or for future fiscal years. Unless otherwise instructed on the proxy, properly executed proxies will be voted in favor of ratifying the appointment of PricewaterhouseCoopers to audit our books and accounts for the fiscal year ending December 31, 2010.

  PRINCIPAL ACCOUNTANT FEES, SERVICES AND PRE-APPROVAL PROCESS

  Audit fees

  The aggregate fees billed by PricewaterhouseCoopers for professional services rendered for (1) the audit of our annual financial statements for the fiscal year ended December 31, 2009, including the reviews of the financial statements included in our Quarterly Reports on Form 10-Q, assistance with Securities Act filings and the audit of the effectiveness of internal control over financial reporting required under Item 308 of Regulation S-K; (2) the audit and review of our game business and advisory work relating to the initial public offering, were $2,636,000.

  The aggregate fees billed by PricewaterhouseCoopers for professional services rendered for the audit of our annual financial statements for the fiscal year ended December 31, 2008, including the reviews of the financial statements included in our Quarterly Reports on Form 10-Q, assistance with Securities Act filings and the audit of management's assertion as to the effectiveness of internal control over financial reporting required under Item 308 of Regulation S-K, were $2,680,000.

  Tax Fees

  The tax services rendered by PricewaterhouseCoopers are mainly for tax compliance, tax advice and tax planning related to our U.S. and China taxes. The aggregate fees billed were $973,000 and $418,000, for the fiscal year ended December 31, 2009 and for the fiscal year ended December 31, 2008, respectively. The increase in 2009 was mainly due to the tax planning related to Changyou's initial public offering.

  All Other Fees

  The aggregate fees billed by PricewaterhouseCoopers for other services related to subscription to PricewaterhouseCoopers' accounting database were $1,500 for the fiscal year ended December 31, 2009 and 2008.

  Pre-Approval Process

  Our Audit Committee will consider annually for pre-approval a list of specific services and categories of services, including audit and audit-related, tax and other services, for the upcoming or current fiscal year to be provided by the independent auditors. Thereafter, our Audit Committee's policy is to pre-approve all such services as it deems advisable. Any service that is not included in the approved list of services or that does not fit within the definition of a pre-approved service is required to be presented separately to our Audit Committee for consideration at our next regular meeting or, if necessary, by other means of communication. In 2009 and 2008, our Audit Committee pre-approved all services provided by PricewaterhouseCoopers.

  OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF
  THE SELECTION OF PRICEWATERHOUSECOOPERS AS INDEPENDENT AUDITORS.

  Proposal III. Approval of the Sohu.com Inc. 2010 Stock Incentive Plan

  The Sohu.com Inc. 2000 Stock Incentive Plan expired on January 24, 2010. A new equity incentive plan, the Sohu.com 2010 Stock Incentive Plan (the "2010 Stock Incentive Plan"), which was approved by our Board on April 30, 2010, is now being proposed for your approval.

  A majority of the votes cast by the stockholders represented at the Annual Meeting, in person or by proxy, is required to approve this proposal.

  The complete text of the 2010 Stock Incentive Plan is attached to this Proxy Statement as Appendix A. The following is a summary of the key terms of the 2010 Stock Incentive Plan, which is qualified in its entirety by reference to the text of the 2010 Stock Incentive Plan.

  Our Board adopted our 2000 Stock Incentive Plan to assist us in attracting and retaining qualified persons to serve as employees, officers, directors, consultants and advisors who will contribute to our success. We also seek to motivate those people to achieve long-term objectives for Sohu that will benefit our stockholders. Our Board has approved, and we are proposing that our stockholders approve, the 2010 Stock Incentive Plan in order to permit the continuation of our current policies and goals concerning share-based incentive compensation following the expiration of our 2000 Stock Incentive Plan.

  Employees, officers, directors, consultants and advisors of Sohu.com Inc. and its subsidiaries and variable interest entities were eligible under the 2000 Stock Incentive Plan, and will be eligible under the 2010 Stock Incentive Plan if it is approved by our stockholders at this year's Annual Meeting, to receive grants of restricted stock units and stock options and to receive other share-based incentive awards. The 2000 Stock Incentive Plan was approved by Sohu's stockholders on July 5, 2000. The number of shares of common stock available for issuance under our 2000 Stock Incentive Plan was 9,500,000, and the number of shares of common stock available for issuance under the 2010 Stock Incentive Plan will be 1,500,000.

  As with our 2000 Stock Incentive Plan, the Compensation Committee will administer the 2010 Stock Incentive Plan and will have wide discretion to award restricted stock units, stock options and other share-based incentive awards. Subject to the provisions of the 2010 Stock Incentive Plan, the Compensation Committee will determine who will be granted restricted stock units, stock options and other share-based incentive awards, the type and timing of awards to be granted, vesting schedules and other terms and conditions of awards, including the exercise price in the case of options, except that such determinations are required to be made by our full Board with respect to grants of restricted stock units, options and other share-based incentive awards to non-employee members of the Board of Directors and non-employees. In recent years, a significant number of our employees have been granted restricted stock units, which has been the primary type of award we have granted under the 2000 Stock Incentive Plan. Under the 2010 Stock Incentive Plan, if it is approved by our stockholders, we expect to continue to grant primarily restricted stock units with vesting based on continued service, although our Compensation Committee and our Board may consider other types of equity-based awards, including stock appreciation rights or restricted stock units with milestone or performance metrics-based vesting (often referred to as "performance units"). The number of restricted stock units, options or other awards granted to a person has been based under the 2000 Stock Incentive Plan, and will be based under the 2010 Stock Incentive Plan, on the person's potential ability to contribute to our success, the person's position with us and, to some degree, the person's length of service with us.

  While we may award "incentive" stock options or "non-qualified" stock options under the 2010 Stock Incentive Plan, we expect that the majority of any stock options granted will be non-qualified stock options, because most grantees will be non-U.S. taxpayers who would not derive any additional benefit from receiving an incentive stock option, which is entitled to special treatment under the U.S. Internal Revenue Code.

  As of April 15, 2010, there were outstanding under our 2000 Stock Incentive Plan restricted stock units settleable upon vesting by issuance of an aggregate of 887,985 shares of our common stock and vested options to purchase an aggregate of 537,562 shares of our common stock. The weighted average exercise price for these outstanding options is $16.58 per share. As our 2000 Stock Incentive Plan has expired, no shares of our common stock remain available under our 2000 Stock Incentive Plan for future grants of awards. A total of 1,500,000 shares of our common stock will be available for grants of share-based awards under the 2010 Stock Incentive Plan if it is approved by our stockholders at this year's Annual Meeting.

  Unless otherwise specified in the award agreement, options granted under the 2000 Stock Incentive Plan terminate, and options granted under the 2010 Stock Incentive Plan will terminate, upon the first to occur of (i) three months after termination of an option holder's employment for any reason other than death or disability, 180 days after an option holder's death and one year after termination of an option holder's employment because of disability and (ii) ten years after the grant date (in the case of incentive stock options, five years after the grant date in the case of a holder of more than 10% of the total combined voting power of Sohu's common stock).

  Subject to limitations set forth in the 2010 Stock Incentive Plan and NASDAQ rules regarding stockholder approval of material amendments, the Board may terminate or amend the 2010 Stock Incentive Plan in any respect at any time.

  We have filed with the Securities and Exchange Commission a Registration Statement on Form S-8 covering the shares of common stock issuable upon vesting of restricted share units and upon exercise of options granted and underlying other awards under our Stock 2000 Incentive Plan. Assuming approval by our stockholders of the 2010 Stock Incentive Plan, we intend to file with the Securities and Exchange Commission a similar Registration Statement on Form S-8 to with respect to the 2010 Stock Incentive Plan.

  On April 15, 2010, the last reported sales price for our common stock on the NASDAQ Global Select Market was $52.98 per share.

  Our Board believes it is in the interest of Sohu and our stockholders for our stockholders to approve the 2010 Stock Incentive Plan. The Board believes the 2010 Stock Incentive Plan will assist Sohu to continue to attract and retain key personnel and to align our employees' interests with those of our stockholders.

  OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF
  THE SOHU.COM INC. 2010 STOCK INCENTIVE PLAN.

  Miscellaneous

  Code of Ethics

  We have adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. A copy of the code of ethics is filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2003 and can be found on our website at www.sohu.com. In addition, copies of our code of ethics may be obtained free of charge by writing to Li Mei, Sohu.com Inc., Level 12, Sohu.com Internet Plaza, No. 1 Unit Zhongguancun East Road, Haidian District, Beijing 100084, People's Republic of China.

  Other Matters

  Our Board is not aware of any matter, other than those described above, that may come before the Annual Meeting. However, if any matters are properly presented to the meeting for action, it is intended that the persons named in the enclosed proxy will vote on such matters in accordance with their best judgment.

  Communications with Directors

  Our Board has not established a formal process for stockholders to send communications to our Board and individual directors. However, the names of all directors are available to stockholders in this Proxy Statement. If we receive any stockholder communication intended for the full Board or any individual director, we will forward the communication to the full Board or the individual director, unless the communication is clearly of a marketing nature or is unduly hostile, threatening, illegal, or similarly inappropriate, in which case we have the authority to discard the communication or take appropriate legal action regarding the communication.

  Deadline for Receipt of Stockholder Proposals

  In order for a stockholder proposal to be considered for inclusion in our proxy materials for the 2011 Annual Meeting of Stockholders, it must be received by us at Sohu.com Inc., Level 12, Sohu.com Internet Plaza, No. 1 Unit Zhongguancun East Road, Haidian District, Beijing 100084, People's Republic of China, Attention: Li Mei, no later than December 31, 2010. Proposals of stockholders intended to be considered at the 2011 Annual Meeting of Stockholders, but not included in our proxy materials for that meeting, must be received by us at the above address no less than 60 days nor more than 90 days prior to that meeting; provided, however, that if the date of the meeting is first publicly announced or disclosed (in a public filing or otherwise) less than 70 days prior to the date of the meeting, the proposal must be received not more than 10 days after the date of the meeting is first announced or disclosed.

  By order of our Board of Directors

  People's Republic of China
  April 30, 2010

  SOHU.COM INC.

  2010 STOCK INCENTIVE PLAN

  1. Purposes of this Plan

  This 2010 Stock Incentive Plan (this "Plan") is intended to provide incentives: (a) to the directors, officers, employees, consultants and advisors of Sohu.com Inc., a Delaware corporation (the "Company"), and any present or future parents or subsidiaries or variable interest entities ("VIEs") of the Company by providing them with opportunities to (i) acquire shares of Common Stock of the Company pursuant to options ("Options") granted hereunder, (ii) to receive Restricted Share Unit awards ("RSU"), and (iii) to make direct purchases of Common Stock of the Company, subject to vesting ("Restricted Shares"). In addition to Options, RSUs, and Restricted Shares, other Awards involving Common Stock and other Awards that are valued in whole or in part by reference to, or are otherwise based upon or settled in, Common Stock, including (without limitation) unrestricted Shares, performance units, stock appreciation rights, dividend equivalents, and convertible debentures, may be granted or sold under this Plan.

  2. Definitions

  "Applicable Laws" means laws of the Company's jurisdictions of incorporation and operation and requirements relating to the granting or sale of equity incentives and the administration of equity share incentive plans under the laws of any country or other jurisdiction where Awards are issued or sold under this Plan, and under the rules of any securities exchange on which the Company's Common Stock is listed.

  "Award" means an Option, RSU, Restricted Share, or other share-based award or right granted or sold pursuant to the terms of this Plan.

  "Award Agreement" means a written or electronic document or agreement setting forth the terms and conditions of a specific Award.

  "Board" means the Board of Directors of the Company.

  "Common Stock" means the common stock, $0.001 par value per share, of the Company.

  "Compensation Committee" means the full Board or a Compensation Committee appointed by the Board, which Compensation Committee will be constituted to comply with Applicable Laws and which will administer this Plan in accordance with Section 4 below.

  "Company" means Sohu.com Inc., a Delaware corporation.

  "Consultant" means any person who is engaged by the Company or any Parent or Subsidiary or VIE to render consulting or advisory services to such entity, but is not an employee of the Company or any Parent or Subsidiary or VIE.

  "Director" means a member of the Board.

  "Disability" means any total and permanent disability which prevents a Service Provider from continuing in such capacity.

  "Employee" means any person employed by the Company or any Parent or Subsidiary or VIE of the Company. A person will not cease to be an Employee solely by virtue of also being a Director of the Company. A Service Provider will not cease to be an Employee in the case of:

  (i) any leave of absence approved by the Company; or

  (ii) transfers between locations of the Company or between the Company, any Parent, any Subsidiary, any VIE, or any successor to the Company or any Parent, Subsidiary, or VIE.

  "Exchange" means NASDAQ, the New York Stock Exchange or any other internationally recognized stock exchange of similar prestige and liquidity.

  "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended and in effect on any given date.

  "Fair Market Value" as of any given date means, unless otherwise defined in an Award Agreement, if the Common Stock is listed on an Exchange, the closing price for the Common Stock on such exchange, or if Shares were not traded on such exchange on such given date, then on the next preceding date on which Shares were traded, all as reported in The Wall Street Journal or such other resource as the Compensation Committee deems reliable. If the Common Stock is listed on an Exchange, in the event that an Award is granted on any given date prior to the time that trading has ended on the applicable exchange on such date, Fair Market Value may be determined as of the date preceding such grant. If the Common Stock is not listed on an Exchange, Fair Market Value shall be determined by the Compensation Committee in its good faith discretion, using such methods of appraisal and valuation as it deems appropriate, including without limitation the Fair Market Value of any class of common equity of the Company, with economic rights comparable to those of the applicable class, that is listed on an Exchange.

  "Holder" means the holder of an outstanding Award granted or issued under this Plan.

  "Option" means an option granted pursuant to this Plan to purchase Common Stock.

  "Outside Director" means a member of the Board who is not an Employee or Consultant.

  "Parent" means any entity which holds directly or indirectly more than fifty percent of the voting equity of the Company.

  "Plan" means this 2010 Stock Incentive Plan, as amended from time to time.

  "Restricted Share" means share of Common Stock issued subject to forfeiture or repurchase by the Company until vested.

  "Restricted Share Unit" or "RSU" means a grant of a hypothetical number of shares of Common Stock, to be settled upon vesting in either Common Stock or cash, as determined by the Compensation Committee.

  "Service Provider" means an Employee, Director, or Consultant.

  "Share" means a share of Common Stock.

  "Subsidiary" means any entity in which the Company holds directly or indirectly more than fifty percent of the voting equity.

  "Tax Law" means the relevant tax legislation of an applicable jurisdiction, as amended from time to time and in effect on any given date.

  "Underlying Shares" means the shares of Common Stock subject to Options or issuable upon vesting and settlement of RSUs.

  "U.S. Incentive Stock Options" means Options intended to qualify as incentive stock options within the meaning of Section 422 of the U.S. Internal Revenue Code.

  "U.S. Internal Revenue Code" means the U.S. Internal Revenue Code of 1986, as amended from time to time and in effect on any given date.

  "U.S. Non-Qualified Stock Option" means an Option not intended to qualify as a U.S. Incentive Stock Option.

  "VIE" means a variable interest entity of the Company.

  Except where otherwise indicated by the context, the masculine gender will include the feminine gender, and the definition of any term herein in the singular also will include the plural.

  3. Shares Subject to this Plan

    (a) Number of Shares Available

  Subject to the provisions of Section 3(b) and Section 10 of this Plan, the maximum number of shares of Common Stock that may be subject to Awards granted and sold under this Plan is 1,500,000. At all times during the term of this Plan and while any Awards are outstanding, the Company will retain as authorized and/or unissued shares of Common Stock at least the number of Shares from time to time required under the provisions of this Plan, or otherwise assure itself of its ability to perform its obligations hereunder.

    (b) Treatment of Expired, Unvested Shares

  If an Award which expires or terminates for any reason or becomes unexercisable without having been exercised or settled in full in shares of Common Stock, the unpurchased Shares that were subject thereto or RSUs which have not been settled will become available for future grant or sale under this Plan. Shares that have actually been issued under this Plan will not be returned to this Plan and will not become available for future distribution under this Plan, except that if Restricted Shares are repurchased by the Company at their original purchase price and cancelled, such Shares will become available for future grant under this Plan.

  4. Administration of this Plan

  (a) Compensation Committee

  This Plan will be administered by the Compensation Committee. For so long as the Company has any class of equity security registered under Section 12 of the Exchange Act and the Company's executive officers and directors are subject to Section 16 of the Exchange Act, this Plan generally will be administered so as to cause transactions in securities issued or to be issued under this Plan to be afforded the exemptions from Section 16(b) of the Exchange Act provided by Rule 16b-3 under the Exchange Act or any similar successor statute or rules.

  (b) Powers of the Compensation Committee

  Subject to the provisions of this Plan and, in the case of the Compensation Committee, the specific duties delegated by the Board to the Compensation Committee, and subject to the approval of any relevant authorities, the Compensation Committee will have the authority in its discretion:

  (i) to determine the Fair Market Value;

  (ii) to determine the types of Awards to be granted.

  (iii) to select the Service Providers to whom Awards may from time to time be made;

  (iv) to determine the number of Shares or RSUs to be covered by each Award granted;

  (v) to approve forms of Award Agreement;

  (vi) to determine the terms and conditions of any Award, including whether the vesting of Awards will be time-based, performance-based, milestone-based, or otherwise. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of restrictions, and any restriction or limitation regarding any Award or Shares relating thereto, based in each case on such factors as the Compensation Committee may determine; provided, that in no event may any Option or comparable Award granted under this Plan be amended, other than pursuant to Section 10, to decrease the exercise price thereof or otherwise be subject to any action that would be treated, for accounting purposes, as a "repricing" of such Option, unless such amendment, cancellation, or action is approved by the Company's shareholders;

  (vii) to determine whether and under what circumstances an RSU may be settled in cash instead of shares of Common Stock;

  (viii) to prescribe and amend provisions relating to this Plan, including provisions relating to sub-plans established for the purpose of qualifying for preferred tax treatment under applicable Tax Law;

  (ix) to allow holders of Options or other Awards to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or other Award that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld will be determined on the date that the amount of tax to be withheld is to be determined. All elections by Holders to have Shares withheld for this purpose will be made in such form and under such conditions as the Compensation Committee may deem necessary or advisable; and

  (x) to construe and interpret the terms of this Plan and Awards granted pursuant to this Plan.

  (c) Effect of Compensation Committee's Decisions

  All decisions, determinations and interpretations of the Compensation Committee under this Plan will be final and binding on all recipients and, if applicable, transferees of Awards under this Plan.

  5. Eligibility

  (a) Service Providers

  Awards may be granted to Service Providers; provided, however, that U.S. Incentive Stock Options may be granted only to Employees of the Company, a Parent, a Subsidiary or a VIE and generally will be granted only to persons who are, or are expected to be, subject to tax on income under the U.S. Internal Revenue Code.

  (b) No Right to Continued Employment

  Neither this Plan nor any Award will confer upon any recipient or other holder of an Award any right with respect to continuing such recipient's or holder's relationship as a Service Provider with the Company, nor will it interfere in any way with his or her right or the Company's right to terminate such relationship at any time, with or without cause.

  6. Term of Options and RSUs

  The term of each Option, RSU or other Award will be stated in the Award Agreement. Notwithstanding the foregoing, with respect to U.S. Incentive Stock Options the term will be no more than ten (10) years from the date of grant thereof and with respect to U.S. Incentive Stock Options granted to a Holder who, at the time the Option is granted, owns shares representing more than ten percent of the voting power of all classes of shares of the Company or any Parent or Subsidiary or VIE, the term of such U.S. Incentive Stock Option will be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement.

  7. Option Exercise Price, Restricted Share Purchase Price, and Form of Consideration

  (a) Exercise Price of Options and Purchase Price of Restricted Shares

  The exercise price for Shares to be issued upon exercise of an Option and the purchase price of Restricted Shares will be such price as is determined by the Compensation Committee, provided that with respect to a U.S. Incentive Stock Option, the exercise price for Shares to be issued upon exercise of such option will not be less than the Fair Market Value on the date of grant or issue. With respect to a U.S. Incentive Stock Option granted to an person who, at the time the U.S. Incentive Stock Option is granted, owns shares representing more than ten percent of the voting power of all classes of shares of the Company or any Parent or Subsidiary, the per Share exercise price will not be less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

  (b) Form of Consideration

  The consideration to be paid for Shares to be issued upon exercise of an Option and for Restricted Shares, including the method of payment, will be determined by the Compensation Committee. Such consideration may consist of:

  (i) cash,

  (ii) check payable to the order of the Company,

  (iii) promissory note; provided, however, that consideration in the form of a promissory note will not be acceptable if it would constitute a personal loan to an executive officer or director of the Company prohibited by Section 402 of the U.S. Sarbanes-Oxley Act of 2002,

  (iv) other Shares which (x) have been owned by the grantee for more than six (6) months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option is exercised or the aggregate purchase price of Restricted Shares being purchased,

  (v) consideration received by the Company for the exercise of Options under a cashless exercise program implemented or approved by the Company in connection with this Plan, or

  (vi) any combination of the foregoing methods of payment.

  In making its determination as to the type of consideration to accept, the Compensation Committee will consider if acceptance of such consideration may be reasonably expected to benefit the Company.

  8. Vesting of Awards

  (a) Vesting Generally

  Any Options granted hereunder will become vested and exercisable, any RSUs granted hereunder will vest and be settled, and any Restricted Shares issued hereunder will vest and no longer be subject to forfeiture, according to the terms hereof at such times and under such conditions as determined by the Compensation Committee and set forth in the Award Agreement. Except in the case of an Award granted to Outside Directors and Consultants, unless the Compensation Committee determines otherwise, subject to approval of the full Board, as set forth in the Award Agreement, Options will vest and become exercisable, RSUs will vest and be settled, Restricted Shares will vest and no longer be subject to forfeiture, and other Awards will vest, in four equal annual installments beginning on the first anniversary of the date of grant or issuance of the Award or of such other vesting commencement date prior to the date of grant or issuance of the Award as specified by the Compensation Committee in its sole discretion.

  (b) Settlement of RSUs

  RSUs that will be settled upon vesting, subject to the terms of the Award Agreement, either by delivery to the holder of the number of Shares that equals the number of RSUs that then become vested or by the payment to the holder of cash equal to the then Fair Market Value of that number of Shares. It is contemplated that in most cases the Award Agreement will specify that settlement will be made in Shares rather than in cash.

  (c) Exercise of Options

  An Option will be deemed exercised when the Company receives:

  (i) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option, and

  (ii) full payment for the Shares with respect to which the Option is exercised.

  Full payment may consist of any consideration and method of payment authorized by the Compensation Committee and permitted by the Award Agreement and this Plan. Shares issued upon exercise of an Option will be issued in the name of the Holder or, if requested by the Holder, in the name of the Holder and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder will exist with respect to the Shares, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 10 below.

  Exercise of an Option in any manner will result in a decrease in the number of Shares thereafter available, both for purposes of this Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

  To the extent the aggregate Fair Market Value of Shares subject to U.S. Incentive Stock Options which become exercisable for the first time by a Holder during any calendar year (under all plans of the Company or any Parent or Subsidiary or VIE) exceeds $100,000, such excess Options, to the extent of the Shares covered thereby in excess of the foregoing limitation, will be treated as Non-Qualified Stock Options. For this purpose, U.S. Incentive Stock Options will be taken into account in the order in which they were granted, and the Fair Market Value of the Shares will be determined as of the grant date of the relevant Option.

  (d) Termination of Relationship as Service Provider of Holder of Options

  If a Holder of Options ceases to be a Service Provider, such Holder may exercise his or her Options within such period of time as is specified in the Award Agreement to the extent that the Options are vested on the date of termination (but in no event later than the expiration of the term of the Options as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Options will remain exercisable for three (3) months following the Holder's termination. If, on the date of termination, the Holder is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Options will revert to this Plan. If, after termination, the Holder does not exercise his or her Options within the time specified by the Compensation Committee, the Options will terminate, and the Shares covered by such Options will revert to this Plan.

  (e) Disability of Holder of Options

  If a Holder of Options ceases to be a Service Provider as a result of the Holder's Disability, the Holder may exercise his or her Options within such period of time as is specified in the Award Agreement to the extent the Options are vested on the date of termination (but in no event later than the expiration of the term of such Options as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Options will remain exercisable for twelve (12) months following the Holder's termination.

  If the Disability is not a "disability" as such term is defined in Section 22(e)(3) of the U.S. Internal Revenue Code, in the case of U.S. Incentive Stock Options, such U.S. Incentive Stock Options will automatically convert to U.S. Non-Qualified Stock Options on the day three (3) months and one day following the date such Holder ceased to be a Service Provider as a result of the Holder's Disability. If, on the date of termination, the Holder is not vested as to all of his Options, the Shares covered by the unvested Options will revert to this Plan. If, after termination, the Holder does not exercise his or her Options within the time specified herein, the Options will terminate, and the Shares covered by such Options will revert to this Plan.

  (f) Death of Holder of Options or RSUs

  If a Holder of Options dies while a Service Provider, the Options may be exercised within such period of time as is specified in the Award Agreement to the extent that the Options are vested on the date of death (but in no event later than the expiration of the term of such Options as set forth in the Award Agreement) by the Holder's estate or by a person who acquires the right to exercise the Options by bequest or inheritance. In the absence of a specified time in the Award Agreement, the Options will remain exercisable for twelve (12) months following the Holder's termination. If, at the time of death, the Holder is not vested as to all of his or her Options, the Shares covered by the unvested Options will immediately revert to this Plan. If the Options are not so exercised within the time specified herein, the Options will terminate, and the Shares covered by such Options will revert to this Plan.

  (g) Buyout Provisions

  The Compensation Committee may at any time offer to buy out an Awards previously granted for a payment in cash or Shares, based on such terms and conditions as the Compensation Committee may establish.

  9. Awards

  (a) Rights to Receive or Purchase

  Awards may be issued either alone, in addition to, or in tandem with other Awards granted under this Plan and/or cash awards made outside of this Plan. After the Compensation Committee determines that it will offer Awards under this Plan, it will advise the offeree in writing or electronically of the terms, conditions and restrictions related to the offer, including the number of Shares that such person will be entitled to receive or purchase, the price to be paid, if any, and the time within which such person must accept such offer.

  (b) Repurchase Option; Forfeiture of Non-vested Shares

  Unless the Compensation Committee determines otherwise, the Award Agreement will grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the Holder's service with the Company for any reason (including death or Disability) in the event that the Holder purchased or otherwise received Shares under the Award Agreement and such Shares are non-vested. The purchase price for Shares repurchased pursuant to the Award Agreement will be the original price paid by the Holder and may be paid, at the Compensation Committee's option, by cancellation of any indebtedness of the Holder to the Company. The repurchase option will lapse at such rate as the Compensation Committee may determine. Except with respect to Shares purchased by Outside Directors and Consultants, unless set forth expressly in the Award Agreement, the repurchase option will in no case lapse at a rate of less than twenty-five percent per year over four years from the date of receipt or purchase. Unless the Compensation Committee determines otherwise, the Award Agreement will provide for the forfeiture of the non-vested Shares underlying an Award upon the voluntary or involuntary termination of the Holder's service with the Company for any reason (including death or Disability).

  (c) Other Provisions

  The Award Agreement will contain such other terms, provisions and conditions not inconsistent with this Plan as may be determined by the Compensation Committee in its sole discretion.

  (d) Rights as a Shareholder

  Once an Award is exercised, the Holder will have rights equivalent to those of a shareholder and will be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Award is exercised, except as provided in Section 10 below.

  10. Adjustments Upon Changes in Capitalization or Asset Sale

  (a) Changes in Capitalization

  Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under this Plan but as to which Awards have yet been granted or which have been returned to this Plan upon cancellation or expiration of an Award, as well as the price per Share covered by each such outstanding Award, will be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a reclassification of the Shares, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company. The conversion of any convertible securities of the Company will not be deemed to have been "effected without receipt of consideration." Such adjustment will be made by the Compensation Committee, whose determination in that respect will be final and binding. Except as expressly provided herein, no issuance by the Company of equity shares of any class, or securities convertible into equity shares of any class, will affect, and no adjustment by reason thereof will be made with respect to, the number or price of Shares subject to an Award.

  (b) Adjustments for Share Splits and Share Dividends

  If the Company at any time increases or decreases the number of its outstanding Shares, or changes in any way the rights and privileges of such Shares by means of the payment of a share dividend or any other distribution upon such Shares, or through a share split, subdivision, consolidation, combination, reclassification or recapitalization involving the Shares, then in relation to the Shares that are affected by one or more of the above events, the numbers, rights and privileges of the following will be increased, decreased or changed in like manner as if such Shares had been issued and outstanding, fully paid and nonassessable at the time of such occurrence: (i) the number of Shares as to which Awards may be made under this Plan: and (ii) the Shares included in each outstanding Award made hereunder.

  (c) Dissolution or Liquidation

  In the event of the proposed dissolution or liquidation of the Company, the Compensation Committee will notify each Holder as soon as practicable prior to the effective date of such proposed transaction. The Compensation Committee in its discretion may provide for a Holder to have the right to exercise his or her Options until fifteen (15) days prior to such transaction as to all of the Underlying Shares covered thereby, including Shares as to which the Options would not otherwise be exercisable. In addition, the Compensation Committee may provide that any Company repurchase option applicable to any Shares purchased pursuant to an Award will lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

  (d) Consolidation or Asset Sale

  If the Company is to be consolidated with or acquired by another person or entity in a sale of all or substantially all of the Company's assets or stock or otherwise (an "Acquisition"), the committee or the board of directors of any entity assuming the obligations of the Company hereunder (the "Successor Board") may in its sole discretion, take one or more of the following actions with respect to outstanding Options, Shares acquired upon exercise of any Option, outstanding RSUs, or unvested Restricted Shares: (i) make appropriate provision for the continuation of such Awards by substituting on an equitable basis for the Underlying Shares the consideration payable with respect to the outstanding Shares in connection with the Acquisition; (ii) accelerate the date of exercise of such Options, vesting and settlement of RSUs, or vesting of Restricted Shares, or of any installment of any such Options, RSUs or Restricted Shares; (iii) upon written notice to the participants, provide that all Options must be exercised, to the extent then exercisable, within a specified number of days of the date of such notice, at the end of which period the Options, including those which are not then exercisable, shall terminate; (iv) terminate all Options or RSUs in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such Options or RSUs (to the extent then exercisable) over the exercise price thereof (if any); or (v) in the event of a Share sale, require that the participant sell to the purchaser to whom such Shares sale is to be made, all Shares previously issued to such participant upon exercise of any Option, pursuant to any RSU, or as Restricted Shares at a price equal to the portion of the net consideration from such sale which is attributable to such Shares. Nothing contained herein will be deemed to require the Company to take, or refrain from taking, any one or more of the foregoing actions.

  (e) No Fractional Shares

  If any adjustment or substitution provided for in this Section 10 results in the creation of a fractional Share under any Option, the Company will, in lieu of issuing such fractional Share, pay to the Holder a cash sum in the amount equal to the product of such fraction multiplied by the Fair Market Value of a Share on the date the fractional Share otherwise would have been issued.

  (f) Determination by the Compensation Committee

  Adjustments under this Section 10 will be made by the Compensation Committee whose determinations with regard thereto will be final and binding upon all parties.

  11. Time of Granting of Award

  The date of grant of an Award will be the date on which the Compensation Committee approves the grant of such Award, or such other date as is determined by the Compensation Committee; provided that such other date will not be prior to the date of the Compensation Committee's approval of the grant of such Award; provided, further, that the foregoing will not prohibit the Compensation Committee from determining, in its discretion, to specify a vesting commencement date prior to the date of the grant; and provided, further, that no grant of an Award will be binding upon the Company until it has been communicated to the Service Provider. Notice of the determination will be given to each Service Provider to whom an Award is so granted within a reasonable time after the date of such grant.

  12. Non-Transferability of Awards

  Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than as provided in the Award Agreement, this Plan, by will or by the laws of succession and may be exercised, during the lifetime of the Holder, only by the Holder.

  13. Conditions Regarding Issuance of Shares

  (a) Legal Compliance

  Shares will not be issued pursuant to the exercise of Options, the settlement of RSUs, or the purchase of Restricted Shares unless the issuance and delivery of such Shares will comply with Applicable Laws, and the issuance of Shares will be subject to confirmation from legal counsel for the Company as to such compliance.

  (b) Investment Representations

  The Compensation Committee may require the person receiving Shares upon exercise of Options, settlement of RSUs, or purchase of Restricted Shares to represent and warrant, as a condition to such receipt, that the Shares are being purchased only for investment and not with a view to the distribution of such Shares.

  (c) Inability to Obtain Authority

  The inability of the Company to obtain authority from any regulatory body having jurisdiction will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority has not been obtained.

  (d) Withholding

  The Company's obligations to deliver Shares upon the exercise of an Award will be subject to the Holder's satisfaction of all applicable Tax Law, including withholding requirements, of all applicable jurisdictions.

  14. Amendment and Termination of this Plan

  (a) Amendment and Termination

  The Board may at any time amend, suspend or terminate this Plan.

  (b) Shareholder Approval

  The Board will obtain shareholder approval of any Plan amendment to the extent necessary or desirable to comply with Applicable Laws.

  (c) Effect of Amendment or Termination

  Except as may be required by Applicable Law, no amendment, suspension or termination of this Plan will impair the rights of any Holder, unless agreed otherwise in writing between the Holder and the Compensation Committee. Termination of this Plan will not affect the Compensation Committee's ability to exercise the powers granted to it hereunder with respect to Awards granted under this Plan prior to the date of such termination.

  15. Effectiveness and Term of Plan

  This Plan will become effective upon its adoption by the Board and approval by the Company's shareholders. It will continue in effect, with regard to the making of Awards, for a term of ten (10) years unless sooner terminated under Section 14 above and with regard to the terms of an Award Agreement, for such longer term as may be required to give effect to that Award Agreement for a term of ten (10) years unless sooner terminated under Section 14 above.

   •  Approved and adopted by the Board of Directors on April 30, 2010.

   •  Approved and adopted by the Company's stockholders on ________________.

  YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

  We encourage you to take advantage of Internet or telephone voting.
  Both are available 24 hours a day, 7 days a week.

  Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the annual meeting day.

INTERNET
http://www.proxyvoting.com/sohu
SOHU.COM INC.	Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Fulfillment
73025	73027
▼FOLD AND DETACH HERE▼

(Please sign, date and return this proxy in the enclosed postage prepaid envelope).
	Please mark your votes as indicated in this example	☒

	FOR all nominees listed below	WITHHOLD AUTHORITY to vote for all nominees listed below	*EXCEPTIONS			FOR	AGAINST	ABSTAIN

1. To elect two directors, who shall serve for a two-year term or until their earlier death, resignation or removal;	☐	☐	☐	2.	To ratify the appointment of PricewaterhouseCoopers Zhong Tian CPAs Limited Company as our independent auditors for the fiscal year ending December 31, 2010;	☐	☐	☐
Nominees:

01 Dr. Edward B. Roberts and 02 Dr. Zhonghan Deng				3.	To approve the Sohu.com Inc. 2010 Stock Incentive Plan; and	☐	☐	☐

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.)				4.	To consider and act upon all other matters which may properly come before the Annual Meeting or any adjournment or postponement thereof.

*Exceptions

  Signature _____________________________________ Signature __________________________________ Date_______________
  NOTE: Note: Please sign as your name(s) is (are) shown on the certificates to which the Proxy applies. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership or limited liability company, please sign in partnership or limited liability company name by authorized person.

  You can now access your Sohu.com Inc. account online.

  Access your Sohu.com Inc. account online via Investor ServiceDirect® (ISD).

  BNY Mellon Shareowner Services, the transfer agent for Sohu.com Inc., now makes it easy and convenient to get current information on your shareholder account.

•	View account status	•	View payment history for dividends
•	View certificate history	•	Make address changes
•	View book-entry information	•	Obtain a duplicate 1099 tax form

  Visit us on the web at http://www.bnymellon.com/shareowner/isd
  For Technical Assistance Call 1-877-978-7778 between 9am-7pm
  Monday-Friday Eastern Time

  Investor ServiceDirect ®

  Available 24 hours per day, 7 days per week

  TOLL FREE NUMBER: 1-800-370-1163

  Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

  Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders. The Proxy Statement and the 2009 Annual Report to Stockholders are available at: http://www.proxyvoting.com/sohu

  ▼FOLD AND DETACH HERE▼

  SOHU.COM INC.

  LEVEL 12, SOHU.COM INTERNET PLAZA
  NO. 1 UNIT ZHONGGUANCUN EAST ROAD, HAIDIAN DISTRICT
  BEIJING 100084, PEOPLE’S REPUBLIC OF CHINA

  Proxy for the Annual Meeting of Stockholders – June 18, 2010

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

            The person or entity signed on the reverse side of this proxy card hereby appoints Dr. Charles Zhang and Ms. Carol Yu and each of them, as proxy or proxies for such person or entity, with full power of substitution, who may act by unanimous vote of said proxies or their substitutes as shall be present at the meeting, or, if only one be present, then the one shall have all the powers hereunder, to represent and to vote, as designated on the other side (if no direction is made, this Proxy will be voted FOR Proposals I, II and III), all of the shares of common stock, par value $0.001 per share, of Sohu.com Inc. standing in the name of such person or entity on April 20, 2010 at the Annual Meeting of Stockholders of Sohu.com Inc. to be held on Friday, June 18, 2010 at 10:00 a.m., Beijing time, and any adjournment thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Address Change/Comments (Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)

	73027	Fulfillment
73025

  SOHU.COM INC.

  Important Notice Regarding the Availability of Proxy Materials for Sohu.com Inc.’s
  Annual Meeting of Stockholders to Be Held on Friday, June 18, 2010.

The Proxy Statement, Annual Report and other proxy materials are available at:
http://www.proxyvoting.com/sohu

  This communication presents only an overview of the more complete proxy materials that are available to you on the Internet.
  We encourage you to access and review all of the important information contained in the proxy materials before voting.

SOHU.COM INC.

  If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before May 11, 2010 to facilitate timely delivery.

TO REQUEST PAPER COPIES OF PROXY MATERIALS:

(please reference your 11-digit control number when requesting materials) By opting out to receive printed materials, your preference for future proxy mailings will be kept on our file.

	Telephone:	1-888-313-0164
(outside of the U.S. and Canada call 201-680-6688).

	Email:	shrrelations@bnymellon.com
(you must reference your 11-digit control number in your email)

	Internet:	http://www.proxyvoting.com/sohu

TO VOTE YOUR SHARES SEE INSTRUCTIONS ON REVERSE SIDE
This is not a proxy card. You cannot use this notice to vote your shares.

  Under new Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual meeting of stockholders are available on the Internet. Follow the instructions on the reverse side of this notice to view the materials and vote online or request a paper copy. The items to be voted on and location of the annual meeting are located below. Your vote is important.

  The 2010 Annual Meeting of Stockholders of Sohu.com Inc. will be held at our offices at Level 12, Sohu.com Internet Plaza, No. 1 Unit Zhongguancun East Road, Haidian District, Beijing 100084, People’s Republic of China, on Friday, June 18, 2010 at 10:00 AM, Beijing time.

            Proposals to be considered at the Annual Meeting:

(1)	To elect two directors, who shall serve for a two-year term or until their earlier death, resignation or removal;
(2)	To ratify the appointment of PricewaterhouseCoopers Zhong Tian CPAs Limited Company as our independent auditors for the fiscal year ending December 31, 2010;
(3)	To approve the Sohu.com Inc. 2010 Stock Incentive Plan; and
(4)	To consider and act upon all other matters which may properly come before the Annual Meeting or any adjournment or postponement thereof.

  The Board recommends a vote “FOR” Items 1, 2 and 3.

  The Board of Directors has fixed the close of business on April 20, 2010 as the record date (the “Record Date”) for the determination of Stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment(s) thereof.

  Stockholders of record as of the Record Date are encouraged and cordially invited to attend the Annual Meeting.

  Meeting Location:

Level 12, Sohu.com Internet Plaza
No. 1 Unit Zhongguancun East Road
Haidian District, Beijing 100084
People’s Republic of China

  The following Proxy Materials are available for you to review online:

•	the Company’s 2010 Proxy Statement (including all attachments thereto);
•	the Company’s Annual Report for the year ended December 31, 2009 (which is not deemed to be part of the official proxy soliciting materials); and
•	any amendments to the foregoing materials that are required to be furnished to stockholders.

  To request a paper copy of the Proxy Materials:

(you must reference your 11-digit control number located on the reverse side of this form)
Telephone:	1-888-313-0164 (outside of the U.S. and Canada call 201-680-6688)
Email:	shrrelations@bnymellon.com (you must reference your 11-digit control number in your email)
Internet:	http://www.proxyvoting.com/sohu

  The Proxy Materials for Sohu.com Inc.’s are available to review at:

  http://www.proxyvoting.com/sohu

  Have this notice available when you request a PAPER copy of the Proxy Materials, when you want to view your proxy materials online
  OR WHEN YOU WANT TO VOTE YOUR PROXY ELECTRONICALLY.

HOW TO VOTE BY INTERNET
We encourage you to review the proxy materials online before voting.

Use the Internet to vote your shares. On the landing page of the above website in the box labeled
“To Vote Your Shares by Internet” click on “Vote Now” to access the electronic proxy card and vote your shares.
Have this notice in hand when you access the website.

You will need to reference the 11-digit control number located on the reverse side.

  73025